The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(7)
Registration No. 333-188153

SUBJECT TO COMPLETION, DATED AUGUST 5, 2013

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated April 26, 2013)

45,454,545 Warrants expiring December 31, 2015

Each to Purchase One Share of Common Stock

UAW Retiree Medical Benefits Trust (referred to in this prospectus supplement as the “selling securityholder” and the “New VEBA”) is offering to sell 45,454,545 Warrants, each of which represents the right to purchase one share of our common stock, par value $0.01 per share (our “common stock”), at an exercise price of $42.31 per share. The exercise price and the number of Warrants are subject to adjustment from time to time in the manner described in this prospectus supplement. We will not receive any of the proceeds from the sale of the Warrants being sold by the selling securityholder. The Warrants expire on December 31, 2015.

Prior to this offering, there has been no public market for the Warrants. We have applied to list the Warrants on the New York Stock Exchange (“NYSE”) under the symbol “GM WS C.” Our common stock is listed on the NYSE under the symbol “GM” and on the Toronto Stock Exchange under the symbol “GMM.” On August 2, 2013, the last reported sale price of our common stock on the NYSE was $36.95 per share.

The public offering price and the allocation of the Warrants in this offering will be determined by an auction process. During the auction period, potential bidders will be able to place bids at any price (in increments of $0.05) at or above the minimum bid price of $3.50 per Warrant, up to the maximum bid price of $7.50 per Warrant. The minimum size for any bid is 100 Warrants. If the selling securityholder decides to sell the Warrants being offered, the public offering price of the Warrants will be equal to the clearing price set in the auction. If bids are received for 100% or more of the offered Warrants and the selling securityholder accepts the clearing price, the selling securityholder must sell all of the offered Warrants at the clearing price. Under this circumstance it is possible that bidders may experience proration of their bids as described in this prospectus supplement. If bids are received for 50% or more, but less than 100%, of the offered Warrants, then the clearing price will be equal to the minimum bid price of $3.50 per Warrant, and if the selling securityholder accepts the clearing price, it will sell at the clearing price all of the Warrants for which bids were received in the auction. If bids are received for less than 50% of the offered Warrants, the selling securityholder will not sell any Warrants in this offering. Even if bids are received for all of the Warrants, the selling securityholder may decide not to sell any Warrants, regardless of the clearing price set in the auction. The method for submitting bids and a more detailed description of this auction process are described in “The Auction Process” in this prospectus supplement.

You must meet minimum suitability standards in order to purchase the Warrants. You must be able to understand and bear the risk of an investment in the Warrants and should be experienced with respect to options and option transactions. You should reach an investment decision only after careful consideration, with your advisors, of the suitability of the Warrants in light of your particular financial circumstances and the information in this prospectus supplement. The Warrants involve a high degree of risk, are not appropriate for every investor and may expire worthless.

INVESTING IN THE WARRANTS AND OUR COMMON STOCK INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE S-8 OF THIS PROSPECTUS SUPPLEMENT, IN THE ACCOMPANYING PROSPECTUS AND IN OUR PERIODIC REPORTS FILED FROM TIME TO TIME WITH THE SECURITIES AND EXCHANGE COMMISSION.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus supplement, the accompanying prospectus or any related free writing prospectus. Any representation to the contrary is a criminal offense.

	Per Warrant	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to the selling securityholder	$	$

The underwriter expects to deliver the Warrants in book-entry form only, through the facilities of The Depository Trust Company, against payment on or about August     , 2013.

Deutsche Bank Securities

Prospectus Supplement dated August     , 2013

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement, the accompanying prospectus and any related free writing prospectus relate to a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a shelf registration process. This prospectus supplement and the accompanying prospectus include or incorporate by reference important information about us, the Warrants, our common stock, risks relating to the offering and other information you should know before investing. You should carefully read this prospectus supplement, the accompanying prospectus, any related free writing prospectus, and our current and periodic reports filed from time to time with the SEC, as well as the additional information described under “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus, before making an investment decision.

In this prospectus supplement, unless the context indicates otherwise, for the periods on or subsequent to July 10, 2009, references to “we,” “our,” “us,” “ourselves,” the “Company,” “General Motors,” or “GM” refer to General Motors Company and, where appropriate, its subsidiaries. General Motors Company is the successor entity solely for accounting and financial reporting purposes to General Motors Corporation, which is sometimes referred to in this prospectus supplement, for the periods on or before July 9, 2009, as “Old GM.” On July 10, 2009, Old GM changed its name to Motors Liquidation Company, which is sometimes referred to in this prospectus supplement for periods on or after July 10, 2009 as “MLC.” On December 15, 2011, MLC was dissolved and transferred its remaining assets and liabilities to the Motors Liquidation Company GUC Trust.

Neither we, the selling securityholder, nor the underwriter has authorized anyone to provide any information other than that contained in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us to which we have referred you. Neither we, the selling securityholder, nor the underwriter take responsibility for, and neither we, the selling securityholder, nor the underwriter provide any assurance as to the reliability of, any other information that others may give you. We have not, the selling securityholder has not, and the underwriter has not, authorized any other person to provide you with different information. We are not, the selling securityholder is not, and the underwriter is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, in the accompanying prospectus, in any document incorporated by reference herein or therein, and in any related free writing prospectus prepared by or on behalf of us to which we have referred you is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement may add to, update or change the information contained in the accompanying prospectus. If information in this prospectus supplement is inconsistent with information in the accompanying prospectus, this prospectus supplement will apply and will supersede that information in the accompanying prospectus.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary describes aspects of our business, the Warrants, our common stock and the auction process, but it does not contain all of the information that you should consider in making your investment decision. You should carefully read all of the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the “Risk Factors” section beginning on page S-8 of this prospectus supplement, the risk factors in the accompanying prospectus and in our periodic reports filed from time to time with the SEC and our financial statements and related notes, along with all of the information contained in any related free writing prospectus, before making an investment decision.

General Motors Company

Overview

General Motors Company commenced operations on July 10, 2009 when we, through certain of our subsidiaries, completed the acquisition of substantially all of the assets and the assumption of certain liabilities of Old GM through a sale by Old GM under Chapter 11 of the U.S. Bankruptcy Code (the “363 Sale”). By commencing operations following the 363 Sale, we were able to take advantage of a competitive labor agreement with our unions, a restructured dealer network and a reduced and refocused brand strategy in the U.S. focused on four brands.

We design, build and sell cars, trucks and automobile parts worldwide. We also provide automotive financing services through General Motors Financial Company, Inc. (“GM Financial”).

Our automotive operations meet the demands of our customers through our four automotive segments: GM North America, GM Europe, GM International Operations and GM South America.

Automotive

Our vision is to design, build and sell the world’s best vehicles. We offer a global vehicle portfolio of cars, crossovers and trucks. We are committed to leadership in vehicle design, quality, reliability, telematics and infotainment and safety, as well as to developing key energy efficiency, energy diversity and advanced propulsion technologies, including electric vehicles. Our business is diversified across products and geographic markets. We meet the local sales and service needs of our retail and fleet customers with a global network of independent dealers. Of our total 2012 vehicle sales volume, 72.1% was generated outside the U.S.

Automotive Financing—GM Financial

GM Financial is a global provider of automobile financing solutions. GM Financial specializes in purchasing retail automobile installment sales contracts originated by GM and non-GM franchised and select independent dealers in connection with the sale of used and new automobiles. GM Financial offers lease products through GM dealerships in connection with the marketing of new automobiles and also provides commercial lending programs to GM dealers. GM Financial primarily generates revenue and cash flows through the purchase, retention, securitization and servicing of finance receivables. GM Financial earns finance charge income on finance receivables and pays interest expense on borrowings under its secured and unsecured credit facilities. GM Financial periodically transfers receivables to securitization trusts that issue asset-backed securities to investors. The securitization trusts are special purpose entities that are also variable interest entities that meet the requirements to be consolidated in the financial statements.

Corporate Information

Our principal executive offices are located at 300 Renaissance Center, Detroit, Michigan 48265-3000, and our telephone number is (313) 556-5000. Our website is www.gm.com. Our website and the information included in, or linked to on, our website are not part of this prospectus supplement. We have included our website address in this prospectus supplement solely as a textual reference.

UST Share Dispositions

In December 2012, we repurchased 200 million shares of our common stock from the United States Department of the Treasury (“UST”). At that time, the UST also announced that it intended to sell its remaining shares of our common stock into the market in an orderly fashion and fully exit its GM investment within the next 12-15 months, subject to market conditions. Since then, the UST has been selling shares of our common stock through its pre-defined written trading plans. In addition, in June 2013, the UST sold 30,000,000 shares of our common stock in an underwritten public offering. As of June 12, 2013, we estimate the UST owned approximately 189 million shares of our common stock.

Recent Developments

On August 5, 2013, Timothy E. Lee became Chairman of General Motors China, Inc. and continued in his role as Executive Vice President, Global Manufacturing. Also on August 5, 2013, Stefan Jacoby became Executive Vice President, Consolidated International Operations leading our operations in more than 100 countries and territories in Africa, Asia Pacific, Europe and Middle East.

Biographical information for these individuals is as follows:

Timothy E. Lee, Executive Vice President, Global Manufacturing and Chairman of General Motors China, Inc., has been employed by the Company or its predecessor since 1969. He was named Executive Vice President, Global Manufacturing & President, International Operations, in June 2013. He was named Vice President, Chief Global Manufacturing Officer & President, International Operations in July 2012. Previously, he had been GM Vice President & President, International Operations since December 2009. He has also been a member of the Adam Opel AG Supervisory Board since November 2011. He had been Group Vice President, Global Manufacturing and Labor since October 2009. He was GM North America Vice President, Manufacturing from January 2006 to September 2009.

Stefan Jacoby, 55, was named Executive Vice President, Consolidated International Operations effective August 5, 2013. Before joining GM he was the Global Chief Executive Officer & President of Volvo Car Corporation from August 2010 to October 2012. From October 2007 to August 2010 he served as Chief Executive Officer & President of Volkswagen Group of America.

THE OFFERING

Issuer	General Motors Company

Selling Securityholder	UAW Retiree Medical Benefits Trust

Warrants Offered by the Selling Securityholder	45,454,545 Warrants, each of which represents the right to purchase one share of our common stock, par value $0.01 per share, at an initial exercise price of $42.31 per share, subject to adjustment. The number of Warrants sold will depend on the number of bids received in the auction described below. See “The Auction Process” in this prospectus supplement.

The exercise price of the Warrants cannot be paid in cash, and the Warrants may only be exercised pursuant to the net share settlement provisions described below. All or any portion of the Warrants may be exercised at any time prior to 5:00 p.m., New York City time, on December 31, 2015. For each Warrant exercised, the holder of such Warrant will receive a number of shares of our common stock equal to (i) the net share settlement price as of the exercise date (as defined herein, and which is based on the volume-weighted average price per share of our common stock for the 20 trading days prior to the exercise date), minus the exercise price, divided by (ii) the net share settlement price. The economic result of this formula is the same as if the exercise price of a Warrant were paid by our netting out a number of shares of our common stock otherwise issuable upon exercise of the Warrant equal to the value of the exercise price of such Warrant. We will pay cash in lieu of delivering fractional shares of our common stock computed on the basis of the aggregate number of Warrants exercised by a Warrantholder on a single day. See “Description of the Warrants” in this prospectus supplement.

Common Stock to Be Outstanding Immediately After This Offering	1,384,137,860 shares of common stock.

The number of shares of our common stock that will be outstanding immediately after this offering is based on the number of shares of our common stock outstanding as of July 19, 2013 and excludes:

•	up to approximately 299 million shares of common stock issuable upon the exercise of outstanding warrants (including the Warrants offered hereby);

•	up to approximately 151 million shares of common stock issuable upon conversion of outstanding shares of our Series B Mandatory Convertible Junior Preferred Stock (“Series B Preferred Stock”); and

•	up to approximately 3 million shares of common stock issuable upon settlement of outstanding equity compensation awards.

Auction Process	The selling securityholder and the underwriter will determine the public offering price and the allocation of the Warrants in this offering through an auction process conducted by Deutsche Bank Securities Inc. in its capacity as the auction agent. This process will involve a modified “Dutch auction” mechanic in which bids may be submitted through the auction agent or one of the network brokers in connection with the auction process. Each broker will make suitability determinations with respect to its own customers wishing to participate in the auction process. During the auction process, the auction agent will not provide bidders with any information about the bids of other bidders or auction trends, or with advice regarding bidding strategies, in connection with the auction. We encourage you to discuss any questions regarding the bidding process and suitability determinations applicable to your bids with your broker. For more information about the auction process, see “The Auction Process” in this prospectus supplement.

Minimum and Maximum Bid Price and Price Increments	This offering will be made using an auction process in which prospective purchasers are required to bid for the Warrants. During the auction period, bids may be placed by qualifying bidders at any price (in increments of $0.05) at or above the minimum bid price of $3.50 per Warrant, up to the maximum bid price of $7.50 per Warrant. See “The Auction Process” in this prospectus supplement.

Minimum Bid Size	100 Warrants.

Bid Submission Deadline	The auction will commence at 8:00 a.m., New York City time, on the date specified in a press release issued prior to such commencement time, and will end at 6:30 p.m., New York City time, on that same day (the “submission deadline”). See “The Auction Process” in this prospectus supplement.

Irrevocability of Bids

Bids that have not been modified or withdrawn prior to the submission deadline are final and irrevocable, and bidders who submit successful bids will be obligated to purchase the Warrants allocated to them. The auction agent is under no obligation to reconfirm bids for any reason; however, the auction agent may require that bidders confirm their bids at its discretion before the auction process closes. See “The Auction Process” in this prospectus supplement.

Clearing Price	The price at which the Warrants will be offered and sold to the public will be the clearing price set by the auction process. The clearing price will be determined based on the valid, irrevocable bids at the time of the submission deadline as follows:

•

If bids are received for 100% or more of the Warrants being offered, the clearing price will equal the highest price in the auction at which the quantity of all aggregated bids at or above such price equals 100% or more of the number of Warrants being offered in the auction, subject to the maximum bid price of $7.50 per Warrant.

•	If bids are received for 50% or more, but less than 100%, of the Warrants being offered, the clearing price will equal the minimum bid price of $3.50 per Warrant.

Unless bids are received for less than 50% of the Warrants being offered (in which case no Warrants will be sold), the Warrants will be sold to bidders at the clearing price if the selling securityholder accepts the clearing price. After the clearing price is determined, the auction agent and each network broker that has submitted bids will notify successful bidders that the auction has closed and that their bids have been accepted (subject in some cases to proration, as described below). The clearing price and number of Warrants being sold are also expected to be announced by press release prior to the opening of the equity markets on the business day following the end of the auction. See “The Auction Process” in this prospectus supplement.

Number of Warrants to Be Sold	•	If bids are received for 100% or more of the offered Warrants, and if the selling securityholder accepts the clearing price, then the selling securityholder will sell all of the offered Warrants.

•

If bids are received for 50% or more, but less than 100%, of the offered Warrants, and if the selling securityholder accepts the clearing price, then the selling securityholder will sell the number of Warrants for which bids were received in the auction.

•	If bids are received for less than 50% of the offered Warrants, the selling securityholder will not sell any Warrants in this offering.

See “The Auction Process” in this prospectus supplement.

Allocation; Proration	If bids for 100% or more of the Warrants being offered are received, then any bids submitted in the auction above the clearing price will receive allocations in full, while any bids submitted at the clearing price may experience a pro rata allocation. If bids for 50% or more, but less than 100%, of the Warrants being offered are received, then all bids will be satisfied without any pro rata allocation. See “The Auction Process” in this prospectus supplement.

Our Participation in the Auction	We do not intend to participate in the auction by submitting bids for any of the Warrants.

Redemption Upon a Change of Control Event	If a change of control event (as defined under “Description of the Warrants—Redemption Upon a Change of Control Event”) occurs, we will be required to redeem for cash a percentage (which may be 100%) of all outstanding and unexercised Warrants held by each Warrantholder equal to the proportion of the consideration to be received by holders of our common stock in such change of control event that is not registered and listed shares (as defined under “Description of the Warrants—Redemption Upon a Change of Control Event”). The redemption price we will pay will be an amount equal to the value of each Warrant redeemed, as determined by customary investment banking practices using the Black Scholes model and based on specified factors such as the remaining term of the Warrant, the current market price of the underlying common stock, the assumed volatility of the underlying common stock and the interest rate on a U.S. Treasury security with a maturity closest to December 31, 2015. See “Description of the Warrants—Redemption Upon a Change of Control Event” in this prospectus supplement.

In addition, for any change of control event in which holders of our common stock receive registered and listed shares in respect of some or all of their consideration, the percentage of the outstanding and unexercised Warrants equal to the proportion of such consideration that is registered and listed shares will not be subject to redemption by us (and Warrantholders will not receive any cash payment in respect of such Warrants). Instead, that percentage of Warrants will be exchanged for new Warrants that will be issued with terms substantially consistent with the terms of the warrant agreement and the Warrants offered by this prospectus supplement, except that the right to receive shares of our common stock upon exercise of such new Warrants will be changed into the right to receive reference property as described under

“Description of the Warrants—Recapitalizations, Reclassifications and Other Changes” in this prospectus supplement.

Listing	We have applied to list the Warrants on the NYSE under the symbol “GM WS C.” Our common stock is listed on the NYSE under the symbol “GM” and on the Toronto Stock Exchange under the symbol “GMM.”

Use of Proceeds	We will not receive any proceeds from the sale of any of the Warrants offered by the selling securityholder. Due to the fact that the exercise price of the Warrants cannot be paid in cash and that the Warrants may only be exercised pursuant to the net share settlement provisions described in this prospectus supplement, we will not receive any cash proceeds upon any exercise of the Warrants.

Transfer Restrictions	Our certificate of incorporation, as amended (our “Certificate of Incorporation”), contains provisions restricting certain transfers of various securities of the Company (including shares of our common stock). The transfer restrictions will not apply to transfers of the Warrants or to the receipt of shares of our common stock upon exercise of the Warrants. These restrictions are intended to protect against a limitation on our ability to use net operating loss carryovers and other tax benefits. See the section of the accompanying prospectus entitled “Overview of Our Capital Stock—Certain Provisions of Our Certificate of Incorporation and Bylaws—Transfer Restrictions” for a more detailed description of these restrictions.

Risk Factors	See “Risk Factors” beginning on page S-8 of this prospectus supplement, in the accompanying prospectus, and in our periodic reports filed from time to time with the SEC for a discussion of risks you should carefully consider before deciding to invest in the Warrants.

Warrant Agent	U.S. Bank National Association

Auction Agent	Deutsche Bank Securities Inc.

RISK FACTORS

Investment in the Warrants and our common stock involves risks. In addition to all of the other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, you should carefully consider the risk factors set forth below and the risk factors incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2012, as updated by our subsequent filings under the Exchange Act, including our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K and any amendments thereof, before investing in the Warrants.

Risks Related to the Auction Process

The price of the Warrants could decline rapidly and significantly following this offering.

The public offering price of the Warrants, which will be the clearing price, will be determined through an auction process conducted by the selling securityholder and the auction agent. Although we have applied to list the Warrants on the NYSE, prior to this offering there has been no public market for the Warrants, and the public offering price may bear no relation to market demand for the Warrants once trading begins. We have been informed by both the selling securityholder and Deutsche Bank Securities Inc., as the auction agent, that they believe that the bidding process will result in a clearing price for the Warrants offered in the auction, which will be either (x) the highest price at which all of the Warrants offered may be sold to bidders, subject to the maximum bid price of $7.50 per Warrant, if bids are received for 100% or more of the offered Warrants, or (y) the minimum bid price of $3.50 per Warrant, if bids are received for 50% or more, but less than 100%, of the offered Warrants. If there is little or no demand for the Warrants at or above the public offering price once trading begins, the price of the Warrants would likely decline following this offering. Limited or less-than-expected liquidity in the Warrants, including decreased liquidity due to a sale of less than all of the Warrants being offered or a purchase of Warrants by us in the auction, if any, could also cause the trading price of the Warrants to decline. In addition, the auction process may lead to more volatility in, or a decline in, the trading price of the Warrants after the initial sales of the Warrants in this offering. You should not assume you will be able to make a short-term profit by selling the Warrants you purchase in the offering shortly after trading begins.

The minimum bid price that the auction agent has set for the Warrants in this offering may bear no relation to the price of the Warrants after the offering.

Prior to this offering, there has been no public market for the Warrants. The minimum bid price set forth in this prospectus supplement was determined by Deutsche Bank Securities Inc., the book-running manager of this offering, and the selling securityholder. An analysis of the value of complex securities like the Warrants is necessarily uncertain as it may depend on several key variables, including, for example, the volatility of the trading prices of the underlying security. The difficulty associated with determining the value of the Warrants is further increased by the time period during which the Warrants can be exercised. We cannot assure you that the price at which the Warrants will trade after completion of this offering will be above the clearing price for the Warrants.

The auction process for this offering may result in a phenomenon known as the “winner’s curse,” and, as a result, investors may experience significant losses.

The auction process for this offering may result in a phenomenon known as the “winner’s curse.” At the conclusion of the auction, successful bidders that receive allocations of Warrants in this offering may infer that there is little incremental demand for the Warrants above or equal to the public offering price. As a result, successful bidders may conclude that they paid too much for the Warrants and could seek to immediately sell their Warrants to limit their losses should the price of the Warrants decline in trading after the auction is completed. In this situation, other investors that did not submit successful bids may wait for this selling to be completed, resulting in reduced demand for the Warrants in the public market and a significant decline in the price of the Warrants. Therefore, we caution investors that submitting successful bids and receiving allocations may be followed by a significant decline in the value of their investment in the Warrants shortly after this offering.

The auction process for this offering may result in a situation in which less price-sensitive investors play a larger role in the determination of the public offering price and constitute a larger portion of the investors in this offering, and, as a result, the public offering price may not be sustainable once trading of Warrants begins.

In a typical public offering of securities, a majority of the securities sold to the public are purchased by professional investors that have significant experience in determining valuations for companies in connection with such offerings. These professional investors typically have access to, or conduct their own, independent research and analysis regarding investments in such offerings. Other investors typically have less access to this level of research and analysis, and as a result, may be less sensitive to price when participating in the auction. Because of the auction process, these less price-sensitive investors may have a greater influence in setting the public offering price (because a larger number of higher bids may cause the clearing price in the auction to be higher than it would otherwise have been absent such bids) and may represent a higher level of participation in this offering than is normal for other public offerings. This, in turn, could cause the auction to result in a public offering price that is higher than the price professional investors are willing to pay for the Warrants. As a result, the price of the Warrants may decrease once trading of the Warrants begins. Also, because professional investors may have a substantial degree of influence on the trading price of the Warrants over time, the price of the Warrants may decline and not recover after this offering. In addition, if the public offering price of the Warrants is above the level that investors determine is reasonable for the Warrants, some investors may attempt to short sell the Warrants after trading begins, which would create additional downward pressure on the trading price of the Warrants.

The clearing price for the Warrants may bear little or no relationship to the price for the Warrants that would be established using traditional valuation methods or the market price of our common stock and, as a result, the trading price of the Warrants may decline significantly following the sale of the Warrants in this offering.

The public offering price of the Warrants will be equal to the clearing price. The clearing price of the Warrants may have little or no relationship to, and may be significantly higher than, the price for the Warrants that otherwise would be established using traditional indicators of value, such as our future prospects and those of our industry in general; our revenues, earnings, and other financial and operating information; multiples of revenue, earnings, cash flows, and other operating metrics; market prices of securities and other financial and operating information of companies engaged in activities similar to ours; and the views of research analysts. The trading price of the Warrants may vary significantly from the public offering price. Potential investors should not submit a bid in the auction for this offering unless they are willing to take the risk that the price of the Warrants could decline significantly.

Successful bidders may receive the full number of Warrants subject to their bids, so potential investors should not make bids for more Warrants than they are prepared to purchase.

Each bidder may submit multiple bids. However, as bids are independent, each bid may result in an allocation of the Warrants. Allocation of the Warrants will be determined by, first, allocating Warrants to any bids made above the clearing price, and second, allocating Warrants on a pro rata basis among bids made at the clearing price. If bids for all the Warrants offered in this offering are received, the bids of successful bidders that are above the clearing price will be allocated all of the Warrants represented by such bids, and only bids submitted at the clearing price may experience any pro rata allocation. Bids that have not been modified or withdrawn by the time of the submission deadline are final and irrevocable, and bidders who submit successful bids will be obligated to purchase the Warrants allocated to them. Accordingly, the sum of a bidder’s bid sizes as of the submission deadline should be no more than the total number of Warrants the bidder is willing to purchase, and we caution investors against submitting a bid that does not accurately represent the number of Warrants that they are willing and prepared to purchase.

Submitting a bid does not guarantee an allocation of Warrants, even if a bidder submits a bid at or above the public offering price of the Warrants.

The auction agent may require, at its discretion, that bidders confirm their bids before the auction closes, although the auction agent is under no obligation to reconfirm bids for any reason. If a bidder is requested to confirm a bid and fails to do so within the permitted time period, that bid may be deemed to have been withdrawn and, accordingly, that bidder may not receive an allocation of Warrants even if the bid is at or above the clearing price. The auction agent may, however, choose to accept any such bid even if it has not been reconfirmed. In addition, the auction agent may determine in some cases to impose size limits on the aggregate size of bids that it chooses to accept, and may reject any bid that it determines, in its discretion, has a potentially manipulative, disruptive or other adverse effect on the auction process. Furthermore, if bids for all the Warrants offered in this offering are received, each bid submitted at the clearing price will be allocated a number of Warrants approximately equal to the pro rata allocation percentage, multiplied by the number of Warrants represented by such bid, rounded to the nearest whole number of Warrants (subject to rounding to eliminate odd-lots). As a result of these factors, you may not receive an allocation for all the Warrants for which you submit a bid.

We cannot assure you that the auction will be successful or that the full number of offered Warrants will be sold.

If sufficient bids are received and accepted by the auction agent to enable the selling securityholder to sell 100% of the Warrants in this offering, and if the selling securityholder decides to sell the Warrants being offered, the public offering price will be set at the clearing price. If, however, bids are received for 50% or more, but less than 100%, of the offered Warrants, and if the selling securityholder accepts the clearing price, then the selling securityholder will sell at the minimum bid price in the auction (which will be deemed the clearing price) all the Warrants for which bids were received in the auction. If bids are received for less than 50% of the offered Warrants, the selling securityholder will not sell any Warrants in this offering. The liquidity of the Warrants may be limited if less than 100% of the offered Warrants are sold by the selling securityholder. Possible future sales of the selling securityholder’s remaining Warrants, if any are held following this offering, could affect the trading price of the Warrants sold in this offering.

Submitting bids through a network broker or any other broker that is not the auction agent may in some circumstances lead to earlier deadlines for potential investors to submit, modify or withdraw their bids.

In order to participate in the auction, bidders must have an account with, and submit bids to purchase Warrants through, either the auction agent or a network broker. Brokers that are not network brokers will need to submit their bids, either for their own account or on behalf of their customers, through the auction agent or a network broker. Potential investors and brokers that wish to submit bids in the auction and do not have an account with the auction agent or a network broker must either establish such an account prior to bidding in the auction or cause a broker that has such an account to submit a bid through that account. Network brokers and other brokers will impose earlier submission deadlines than that imposed by the auction agent in order to have sufficient time to aggregate bids received from their respective customers and to transmit the aggregate bid to the auction agent (or, in the case of non-network brokers submitting bids through a network broker, to such network broker to transmit to the auction agent) before the auction closes. As a result of such earlier submission deadlines, potential investors who submit bids through a network broker, or brokers that submit bids through the auction agent or a network broker, will need to submit or withdraw their bids earlier than other bidders, and it may in some circumstances be more difficult for such bids to be submitted, modified or withdrawn.

Risks Related to the Warrants

The Warrants are a risky investment. You may not be able to recover the value of your investment in the Warrants, and the Warrants may expire worthless.

On August 2, 2013, the last reported sale price of our common stock on the NYSE was $36.95 per share. This is below the exercise price of the Warrants. In order for you to recover the value of your investment in the Warrants, either a trading market must develop for the Warrants and the market price of the Warrants must exceed the public offering price, or our common stock price must increase to more than the sum of the exercise price of the Warrants and the public offering price of the Warrants for you to have an opportunity to exercise the Warrants and achieve a positive return on your investment.

The Warrants are exercisable only until December 31, 2015. Generally, a component of the value of option securities such as the Warrants is time until expiration and, as the period of time until expiration of the Warrants decreases, the market price of the Warrants will, holding other variables constant, likely decline. In the event our common stock price does not increase to the level discussed above during the period when the Warrants are exercisable, you will likely not be able to recover the full value of your investment in the Warrants. In addition, if our common stock price falls, or otherwise remains below the exercise price of the Warrants, the Warrants may not have any value and may expire without being exercised, in which case you will lose your entire investment. There can be no assurance that the market price of our common stock will exceed the exercise price or the price required for you to achieve a positive return on your investment at any point during the Warrant exercise period. You should be prepared to sustain a total loss of the purchase price of your Warrants.

There is no existing market for the Warrants, and you cannot be certain that an active market will be established.

Prior to this offering, there has been no existing trading market for the Warrants. The public offering price for the Warrants will be determined by an auction process and may not be indicative of the price that will prevail in any trading market that may develop following this offering. The market price for the Warrants may decline below the public offering price and may be volatile. The liquidity of any market for the Warrants will depend on a number of factors, including but not limited to:

•	the number of Warrants, if any, that investors purchase in the auction;

•	the number of Warrants that the selling securityholder sells in this offering;

•	the number of holders of the Warrants;

•	our performance;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the Warrants; and

•	the market price of our common stock.

The Warrants are not suitable for all investors.

The Warrants are complex financial instruments for which there is no established trading market. Accordingly, the auction agent, each network broker and any other broker that submits bids through the auction agent or any network broker will be required to establish and enforce client suitability standards, including eligibility, account status and size, to evaluate whether an investment in the Warrants is appropriate for any particular investor. Each broker will individually apply its own standards in making that determination, but in each case those standards will be implemented in accordance with the applicable requirements and guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”). If you do not meet the relevant suitability requirements of the auction agent or another broker, you will not be able to bid in the auction.

Recent and future regulatory actions and other events may adversely affect the trading price and liquidity of the Warrants.

We expect that many investors in, and potential purchasers of, the Warrants will employ, or seek to employ, an arbitrage strategy with respect to the Warrants. Investors would typically implement such a strategy by selling short the common stock underlying the Warrants and dynamically adjusting their short position while continuing to hold the Warrants. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of or in addition to short selling our common stock.

The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common stock). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by FINRA and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the Warrants to effect short sales of our common stock, borrow our common stock or enter into swaps on our common stock could adversely affect the trading price and the liquidity of the Warrants.

The Warrants do not automatically exercise, and any warrant not exercised prior to the expiration date will expire unexercised.

The Warrants do not automatically exercise upon expiration. You are entitled to exercise the full number of Warrants registered in your name or any portion thereof. Any Warrant that you do not exercise prior to the expiration date will expire unexercised and you will not receive any shares of our common stock.

Purchasers of Warrants who exercise their Warrants for shares of our common stock will incur immediate and future dilution.

Upon exercise of your Warrants for shares of our common stock, you could experience immediate and substantial dilution if the exercise price of your Warrants at the time were higher than the net tangible book value per share of the outstanding common stock. In addition, you will experience dilution, except in limited circumstances pursuant to the anti-dilution protections contained in the Warrants and described in this prospectus supplement, when we issue additional shares of our common stock that we are permitted or required to issue in any future offerings or under our outstanding Series B Preferred Stock and warrants and under our equity compensation plans.

The public offering price and trading price of the Warrants may not correlate to the trading price of our other publicly traded warrants.

We have outstanding two series of warrants in addition to the warrants being offered by this prospectus supplement, as described under “Overview of Our Capital Stock—Warrants” in the accompanying prospectus. The exercise price applicable to our series of warrants to acquire our common stock that expire in 2016 (the “2016 Warrants”) is $10.00 per share, and the exercise price applicable to our series of warrants to acquire our common stock that expire in 2019 (the “2019 Warrants”) is $18.33 per share, each of which is lower than the exercise price of the Warrants, which is $42.31 per share. Due to differences in terms of the Warrants being offered hereby as compared to the terms of the 2016 Warrants and the 2019 Warrants, as well as differences in factors relating to the liquidity and trading of each series of warrants, including those described above under “—There is no existing market for the Warrants, and you cannot be certain that an active market will be established,” the public offering price and subsequent trading price of the Warrants may bear little or no correlation to, and will likely be lower than, the trading prices of the 2016 Warrants and the 2019 Warrants.

Holders of the Warrants will have no rights as common stockholders until they acquire our common stock.

Until you become holder of record of the shares of our common stock issued upon settlement of your Warrants, you will have no rights with respect to our common stock, including rights to dividend payments if any are declared by our Board of Directors, rights to vote or rights to respond to tender offers. Upon exercise of your Warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the date you become holder of record of such shares as described under “Description of the Warrants—No Rights as Stockholders.”

The exercise price and the number of Warrants may not be adjusted for all dilutive events.

The exercise price and the number of Warrants are subject to adjustment for certain events, including, but not limited to, (1) the issuance of stock dividends on our common stock, (2) the issuance of certain rights or warrants, (3) subdivisions, combinations, distributions of capital stock, indebtedness or assets and (4) certain cash dividends as described below under “Description of the Warrants — Adjustments to the Warrants.” The exercise price and the number of Warrants will not be adjusted, however, for other events, such as issuer or third-party tender or exchange offers, a merger or reorganization in which our common stock is acquired for cash or an issuance of common stock for cash, that may adversely affect the market price of the Warrants or our common stock. We will, however, pay to Warrantholders a change of control payment amount under limited circumstances in connection with our mandatory redemption of some or all of the Warrants in connection with a change of control event as described under “Description of the Warrants—Redemption Upon a Change of Control Event.” Other events that adversely affect the value of the Warrants may occur that do not result in an adjustment to such exercise price or number of Warrants.

The change of control payment amount payable to Warrantholders for Warrants redeemed by us in connection with a change of control event may not adequately compensate you for the lost time value as a result of such change of control event.

If a “change of control event” (as defined under “Description of the Warrants—Redemption Upon a Change of Control Event”) occurs prior to the expiration date, we will be required to redeem for cash a percentage (which may be 100%) of the outstanding and unexercised Warrants held by each Warrantholder equal to the proportion of the consideration to be received by holders of our common stock in such change of control event that is not registered and listed shares (as defined under “Description of the Warrants—Redemption Upon a Change of Control Event”). The redemption price we will pay will be an amount equal to the value of each Warrant redeemed, as determined by customary investment banking practices using the Black Scholes model and based on specified factors such as the remaining term of the Warrant, the current market price of the underlying common stock, the assumed volatility of the underlying common stock and the interest rate on a U.S. Treasury security with a maturity closest to December 31, 2015. See “Description of the Warrants—Redemption Upon a Change of Control Event” in this prospectus supplement.

In addition, for any change of control event in which holders of our common stock receive registered and listed shares in respect of some or all of their consideration, the percentage of the outstanding and unexercised Warrants held by each Warrantholder equal to the proportion of such consideration that is registered and listed shares will not be subject to redemption by us (and Warrantholders will not receive any cash payment in respect of such Warrants). Instead, that percentage of Warrants will be exchanged for new Warrants that will be issued with terms substantially consistent with the terms of the warrant agreement and the Warrants offered by this prospectus supplement, except that the right to receive shares of our common stock upon exercise of such new Warrants will be changed into the right to receive reference property as described under “Description of the Warrants—Recapitalizations, Reclassifications and Other Changes.”

While the change of control payment amount payable in connection with the redemption of some or all of the unexercised Warrants as described in the second preceding paragraph is designed to compensate you for the lost time value of your Warrants as a result of a change of control event, it is only an approximation of such lost value and may not adequately compensate you for such loss. In particular, the assumed volatility of the underlying common stock will be determined by an independent investment bank of national standing selected by our Board of Directors or a duly authorized committee thereof and reasonably acceptable to the warrant agent. If the assumed volatility provided by the independent investment bank so selected by our Board of Directors or such duly authorized committee thereof is lower than the assumed volatility determined using a different method or by a different independent investment bank, the change of control payment amount will be based on such lower assumed volatility and will likely be lower than if such higher assumed volatility was used as an input in the calculation.

In addition, our obligation to redeem the Warrants and pay the change of control payment amount payable in respect of such Warrants could be considered a penalty, in which case the enforceability of this obligation would be subject to general principles of reasonableness of economic remedies.

You may be subject to tax upon an adjustment to the number of the Warrants or the exercise price of the Warrants even though you do not receive a corresponding cash distribution.

The number of Warrants and the exercise price of the Warrants are subject to adjustment in certain circumstances. To the extent any such adjustment or failure to adjust results in an increase in your proportionate interest in our assets or our earnings and profits, you will be deemed to have received for U.S. federal income tax purposes a taxable dividend to the extent deemed paid out of our earnings and profits without the receipt of any cash. If you are a Non-U.S. Holder (as defined below), such deemed dividend generally will be subject to U.S. federal withholding tax at a 30% rate (or such lower rate as may be specified by an applicable treaty), which may be set off against shares of our common stock to be delivered upon exercise of Warrants. See “Material U.S. Federal Income Tax Considerations” in this prospectus supplement.

Risks Related to our Common Stock and the Warrants

The sale or availability for sale of substantial amounts of our common stock could cause the price of our common stock and the Warrants to decline or impair our ability to raise capital.

Sales of a substantial number of shares of our common stock in the public market, or the perception that large sales could occur, or the conversion of shares of our Series B Preferred Stock or exercise of our 2016 Warrants or 2019 Warrants or the perception that conversion or exercise could occur, could depress the market price of our common stock and the Warrants. As of June 12, 2013, we estimate that approximately 38% of our outstanding shares of common stock were held by the UST, Canada GEN Investment Corporation, a corporation organized under the laws of Canada (“Canada Holdings”), the New VEBA, the Motors Liquidation Company GUC Trust, and our U.S. hourly and salaried pension plans. In December 2012, the UST announced its intention to dispose of its remaining shares of our common stock over the next 12 to 15 months, subject to market conditions. Sales or distributions of our common stock by these holders could cause the market price of our common stock to decline.

In addition, at July 19, 2013, there were warrants (including the Warrants) outstanding to acquire approximately 299 million shares of our common stock at exercise prices ranging from $10.00 per share to $42.31 per share and up to approximately 151 million shares of common stock, subject to anti-dilution, make-whole and other adjustments, will be issuable upon conversion of the shares of Series B Preferred Stock outstanding. Exercises or distributions of warrants or the conversion of the shares of Series B Preferred Stock could cause the market price of our common stock and the Warrants to decline.

Anti-takeover provisions contained in our organizational documents and Delaware law could delay or prevent a takeover attempt or change in control of our Company, which could adversely affect the price of our common stock and the Warrants.

Our Certificate of Incorporation, our bylaws, as amended (our “Bylaws”), and Delaware law contain provisions that could have the effect of rendering more difficult or discouraging an acquisition deemed undesirable by our Board of Directors. Our organizational documents include provisions:

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restricting transfers of various securities of the Company (including shares of our common stock, but not the Warrants) if the effect would be to (1) generally increase the direct or indirect stock ownership by any person or group from less than 4.9% of the value of all such securities of the Company to 4.9% or more or (2) generally increase the direct or indirect stock ownership of a person or group having or deemed to have a stock ownership of 4.9% or more of the value of all such securities of the Company (these restrictions are intended to protect against a limitation on our ability to use net operating loss carryovers and other tax benefits);

•	authorizing blank check preferred stock, which could be issued with voting, liquidation, dividend and other rights superior to our common stock;

•	limiting the liability of, and providing indemnification to, our directors and officers;

•	limiting the ability of our stockholders to call and bring business before special meetings;

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prohibiting our stockholders from taking action by written consent in lieu of a meeting except where such consent is signed by the holders of all shares of stock of the Company then outstanding and entitled to vote;

•	requiring advance notice of stockholder proposals for business to be conducted at meetings of our stockholders and for nomination of candidates for election to our Board of Directors; and

•	limiting the determination of the number of directors on our Board of Directors and the filling of vacancies or newly created seats on the board to our Board of Directors then in office.

These provisions, alone or together, could delay hostile takeovers and changes in control of the Company or changes in management.

In addition, we are subject to Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”), which generally prohibits a corporation from engaging in various business combination transactions with any “interested stockholder” (generally defined as a stockholder who owns 15% or more of a corporation’s voting stock) for a period of three years following the time that such stockholder became an interested stockholder, except under certain circumstances including receipt of prior board approval.

Any provision of our Certificate of Incorporation or our Bylaws or Delaware law that has the effect of delaying or deterring a hostile takeover or change in control could limit the opportunity for investors to receive a premium for their shares of our common stock and the Warrants and could also affect the price that some investors are willing to pay for our common stock and the Warrants.

See the sections of the accompanying prospectus entitled “Overview of Our Capital Stock—Certain Provisions of Our Certificate of Incorporation and Bylaws” and “Overview of Our Capital Stock—Certain Anti-Takeover Effects of Delaware Law” for a further discussion of these provisions.

The Series B Preferred Stock may adversely affect the market price of our common stock and the Warrants.

The market price of our common stock and the Warrants is likely to be influenced by the Series B Preferred Stock. For example, the market price of our common stock and the Warrants could become more volatile and could be depressed by:

•	investors’ anticipation of the potential resale in the market of a substantial number of additional shares of our common stock received upon conversion of the Series B Preferred Stock;

•	possible sales of our common stock by investors who view the Series B Preferred Stock as a more attractive means of equity participation in us than owning shares of our common stock; and

•	hedging or arbitrage trading activity that may develop involving the Series B Preferred Stock and our common stock.

At any time prior to December 1, 2013, holders of Series B Preferred Stock may elect to convert all or part of their shares of Series B Preferred Stock into common stock at the minimum conversion rate of 1.2626 shares of common stock per share of Series B Preferred Stock, subject to anti-dilution adjustments. On December 1, 2013, each share of Series B Preferred Stock will automatically convert, unless previously converted, into a number of shares of common stock. The conversion rate on December 1, 2013 for each share of Series B Preferred Stock will be between 1.2626 and 1.5152 shares of common stock, depending on the applicable market value of our common stock, subject to anti-dilution adjustments. The conversion rate will be adjusted so that holders receive an additional number of shares of common stock in respect of accumulated and unpaid dividends that have not been declared.

Hedging arrangements relating to the Warrants may affect the value of our common stock.

In order to hedge their positions, holders of the Warrants may enter into derivative transactions with respect to our common stock, may unwind or adjust derivative transactions and may purchase or sell our common stock in secondary market transactions. The effect, if any, of any of these activities on the market price of our common stock will depend in part on market conditions and cannot be ascertained in advance, but any of these activities could adversely affect the value of our common stock.

USE OF PROCEEDS

The Warrants offered by this prospectus supplement and the accompanying prospectus are being sold for the account of the selling securityholder named in this prospectus supplement. Any proceeds from the sale of the Warrants will be received by the selling securityholder for its own account, and we will not receive any proceeds from the sale of any of the Warrants offered by this prospectus supplement and the accompanying prospectus.

Due to the fact that the exercise price of the Warrants cannot be paid in cash and that the Warrants may only be exercised pursuant to the net share settlement provisions described in this prospectus supplement, we will not receive any cash proceeds upon any exercise of the Warrants.

DIVIDEND POLICY

The declaration of any dividend on our common stock is a matter to be acted upon by our Board of Directors in its sole discretion. Our payment of dividends on our common stock in the future, if any, will be determined by our Board of Directors in its sole discretion out of funds legally available for that purpose and will depend on business conditions, our financial condition, earnings, liquidity and capital requirements, the covenants in our debt instruments and other factors. As of the date of this prospectus supplement, we have no current plans to pay dividends on our common stock.

So long as any share of our Series A Fixed Rate Cumulative Perpetual Preferred Stock (“Series A Preferred Stock”) or our Series B Preferred Stock remains outstanding, no dividend or distribution may be declared or paid on our common stock unless all accrued and unpaid dividends have been paid on our Series A Preferred Stock and our Series B Preferred Stock, subject to exceptions, such as dividends on our common stock payable solely in shares of our common stock. In addition, our secured revolving credit facilities contain certain restrictions on our ability to pay dividends, subject to exceptions, such as dividends payable solely in shares of our common stock.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus may include or incorporate by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Our use of the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “seeks,” “intends,” “evaluates,” “pursues,” “anticipates,” “continues,” “designs,” “impacts,” “forecasts,” “target,” “outlook,” “initiative,” “objective,” “designed,” “priorities,” “goal” or the negative of those words or other similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. All statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus, and in related comments by our management, other than statements of historical facts, including without limitation, statements about future events or financial performance, are forward-looking statements that involve certain risks and uncertainties.

These statements are based on certain assumptions and analyses made in light of our experience and perception of historical trends, current conditions and expected future developments as well as other factors that we believe are appropriate in the circumstances. While these statements represent our judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results. Whether actual future results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the risks and uncertainties discussed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference under the captions “Risk Factors” and “Forward-Looking Statements” and elsewhere in those documents.

Consequently, all of the forward-looking statements made in this prospectus supplement and the accompanying prospectus, as well as all of the forward-looking statements incorporated by reference to our filings under the Exchange Act, are qualified by these cautionary statements and there can be no assurance that the actual results or developments that we anticipate will be realized or, even if realized, that they will have the expected consequences to or effects on us and our subsidiaries or our businesses or operations. We caution investors not to place undue reliance on forward-looking statements. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other such factors that affect the subject of these statements, except where we are expressly required to do so by law.

THE AUCTION PROCESS

The following describes the auction process used to determine the public offering price of the Warrants. The auction process differs from methods traditionally used in other underwritten offerings. The selling securityholder and the book-running manager, Deutsche Bank Securities Inc., in its capacity as the “auction agent,” will determine the public offering price and the allocation of the Warrants in this offering by an auction process conducted by the auction agent. This process will involve a modified “Dutch auction” mechanic in which the auction agent will receive and accept bids from bidders (including bidders submitting bids indirectly through other brokers) at either the minimum bid price of $3.50 per Warrant or at price increments of $0.05 in excess of the minimum bid price, up to the maximum bid price of $7.50 per Warrant. We do not intend to bid in the auction for any of the Warrants. After the auction closes and those bids become irrevocable, which will occur automatically at the submission deadline to the extent those bids have not been modified or withdrawn at that time, the auction agent will determine the clearing price for the sale of the Warrants offered by this prospectus supplement and, if the selling securityholder confirms its acceptance of the clearing price and bids are received for 50% or more of the offered Warrants, the auction agent will allocate Warrants to the winning bidders. The auction agent has reserved the right to round allocations to eliminate odd-lots. The clearing price for the Warrants may bear little or no relationship to the price that would be established using traditional valuation methods. You should carefully consider the risks described under “Risk Factors—Risks Related to the Auction Process.”

Eligibility and Account Status

In order to participate in the auction, bidders must have an account with, and submit bids to purchase Warrants through, either the auction agent or one of the network brokers. Brokers that are not network brokers will need to submit their bids, either for their own account or on behalf of their customers, through the auction agent or a network broker. If you wish to bid in the auction and do not have an account with the auction agent or a network broker, you will either need to establish such an account prior to bidding in the auction, which may be difficult to do before the submission deadline, or contact your existing broker and request that it submit a bid through the auction agent or a network broker. Network brokers and other brokers will have deadlines relating to the auction that are earlier than those imposed by the auction agent, as described below under “—The Auction Process—The Bidding Process.”

Because the Warrants are complex financial instruments for which there is no established trading market, the auction agent, each network broker and any other broker that submits bids through the auction agent or any network broker will be required to establish and enforce client suitability standards, including eligibility, account status and size, to evaluate whether an investment in the Warrants is appropriate for any particular investor. Each of them will individually apply its own standards in making that determination, but in each case those standards will be implemented in accordance with the applicable requirements and guidelines of FINRA. If you do not meet the relevant suitability requirements of the auction agent or another broker, you will not be able to bid in the auction. Accounts at the auction agent or any other broker, including broker accounts, are also subject to the customary rules of those institutions. You should contact your brokerage firm to better understand how you may submit bids in the auction.

The auction agent or network brokers may require bidders, including any brokers that may be bidding on behalf of their customers, to submit additional information, such as tax identification numbers, a valid e-mail address and other contact information, and other information that may be required to establish or maintain an account.

The auction agent and the network brokers, upon request, will provide certain information to you in connection with this offering, including this prospectus supplement and the accompanying prospectus and any forms used by the auction agent or network brokers to submit bids. Additionally, you should understand that:

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before submitting a bid in the auction, you should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including all the risk factors;

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the minimum bid price and maximum bid price were agreed by the auction agent and the selling securityholder, and we did not participate in those determinations and therefore cannot provide any information regarding the factors that the auction agent and the selling securityholder considered in determining the minimum bid price and maximum bid price;

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if bids are received for 100% or more of the offered Warrants, the public offering price will be set at the clearing price, and, if the selling securityholder accepts the clearing price, the selling securityholder will sell all the Warrants offered hereby;

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if bids are received for 50% or more, but less than 100%, of the offered Warrants and the selling securityholder accepts the clearing price, then the selling securityholder will sell, at the minimum bid price in the auction, which will be deemed the clearing price, all the Warrants for which bids were received in the auction;

•	if bids are received for less than 50% of the offered Warrants, the selling securityholder will not sell any Warrants in this offering;

•	if there is little or no demand for the Warrants at or above the clearing price once trading begins, the market price of the Warrants will decline;

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the liquidity of any market for the Warrants may be affected by the number of Warrants that the selling securityholder sells in this offering, and the number of Warrants, if any, that we purchase in the auction, and the price of the Warrants may decline if the Warrants are illiquid;

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the auction agent has the right to reconfirm any bid at its discretion by contacting the purported bidder directly and to impose size limits on the aggregate size of bids that it chooses to accept from any bidder, including network brokers, although the auction agent is under no obligation to reconfirm bids for any reason. If you are requested to reconfirm a bid and fail to do so in a timely manner, the auction agent may deem your bid to have been withdrawn, but alternatively may, in its discretion, choose to accept any such bid even if it has not been reconfirmed;

•	the auction agent may reject any bid that it determines, in its discretion, has a potentially manipulative, disruptive or other adverse effect on the auction process or this offering;

•	we do not intend to participate in the auction by submitting bids for any of the Warrants; and

•	the auction agent will not provide bidders with any information about the bids of other bidders or auction trends, or with advice regarding bidding strategies, in connection with the auction.

We have not undertaken any efforts to qualify the Warrants for sale in any jurisdiction outside the United States, nor has the underwriter or the selling securityholder. Except to the limited extent that this offering will be open to certain non-U.S. investors under private placement exemptions in certain countries other than the United States, investors located outside the United States should not expect to be eligible to participate in this offering.

Even if a bidder places a bid in the auction, it may not receive an allocation of the Warrants in this offering for a number of reasons, as described below. You should consider all the information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, including all risk factors, in determining whether to submit a bid, the number of Warrants you seek to purchase and the price per Warrant you are willing to pay.

The network brokers will not share in any underwriting discounts or fees paid by the selling securityholder in connection with this offering of the Warrants but may, subject to applicable FINRA and SEC rules and regulations, charge a separate commission to their own customers.

The Auction Process

The following describes how the auction agent will conduct the auction:

General

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The auction will commence at 8:00 a.m., New York City time, on the date specified in a press release issued prior to such commencement time, and will end at 6:30 p.m., New York City time, on that same day. Unless you submit your bids through the auction agent, your broker will have an earlier deadline for accepting bids. If a malfunction, technical or mechanical problem, calamity, crisis or other similar event occurs that the auction agent believes may interfere with the auction, the auction agent may, in consultation with the selling securityholder, decide to extend the auction or cancel and reschedule the auction. The auction agent and the network brokers will advise bidders of any such decision to extend or cancel and/or reschedule the auction using e-mail, telephone or facsimile, and will attempt to make such notification prior to the time the auction is scheduled to close. If the auction is extended such that it closes at a later time on the same business day, any bids previously submitted will continue to be valid unless amended or cancelled by the bidder, but if the auction is extended such that it closes on the following business day or later, or is cancelled, all bids will be cancelled at the time of such extension or cancellation.

•	During the auction period, bids may be placed at any price (in increments of $0.05) at or above the minimum bid price of $3.50 per Warrant, up to the maximum bid price of $7.50 per Warrant.

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The auction agent and the network brokers will contact potential investors with information about the auction and how to participate and will solicit bids from prospective investors via e-mail, telephone and facsimile. The minimum size of any bid is 100 Warrants.

The Bidding Process

•

The auction agent and the network brokers will only accept bids in the auction at either the minimum bid price of $3.50 per Warrant or at price increments of $0.05 in excess of the minimum bid price, up to the maximum bid price of $7.50 per Warrant. Bids below the minimum bid price or above the maximum bid price will not be accepted in the auction.

•

If you submit a market bid, which is a bid that specifies the number of Warrants you are willing to purchase without specifying the price you are willing to pay, that bid will be treated as a bid at the highest price received from any bidder in the auction, subject to the maximum bid price of $7.50 per Warrant.

•

Once the auction begins, you may submit your bids either directly through the auction agent or through any network broker. Bids through the network brokers will be aggregated and submitted to the auction agent as single bids at each price increment by those brokers. Bids will only be accepted if they are made on an unconditional basis, which means that no “all-or-none” bids will be accepted.

•	In connection with submitting a bid, you will be required to provide the following information:

•	the number of Warrants that you are willing to purchase;

•	the price per Warrant you are willing to pay; and

•

any additional information that may be required to enable the auction agent and/or network broker to identify you, confirm your eligibility and suitability for participating in this offering, and, if you submit a successful bid, consummate a sale of Warrants to you.

•

You may submit multiple bids. Canceling one bid does not cancel any other bid. However, as bids are independent, each bid may result in an allocation of Warrants. Consequently, the sum of your bid sizes should be no more than the total number of Warrants you are willing to purchase. In addition, the auction agent may impose size limits on the aggregate size of bids that it chooses to accept, although the auction agent is under no obligation to do so or to reconfirm bids for any reason.

•

At any time prior to the submission deadline, you may modify your bids to increase or decrease the number of Warrants bid for or the price bid per Warrant (subject in all cases to the minimum bid price, the maximum bid price, the price increment and the bid size requirements described in this prospectus supplement) and may withdraw your bid and reenter the auction. Network brokers, however, will impose earlier submission deadlines than that imposed by the auction agent in order to have sufficient time to aggregate bids received from their respective customers and to transmit the aggregate bid to the auction agent before the auction closes. If you are bidding through a network broker, or another broker that is submitting bids through the auction agent or a network broker, you should be aware of any earlier submission deadlines that may be imposed by your broker.

•

Conditions for valid bids, including eligibility standards and account funding requirements, may vary from broker to broker. Some brokers, for example, may require a prospective investor to maintain a minimum account balance or to ensure that its account balance is equal to or in excess of the amount of its bid. No funds will be transferred to the underwriter until the acceptance of the bid and the allocation of Warrants.

•

A bid received by the auction agent or any network broker involves no obligation or commitment of any kind prior to the submission deadline. Therefore, you will be able to withdraw a bid at any time prior to the submission deadline, or any deadline imposed by a network broker, if you are bidding through a network broker. Following the submission deadline, however, all bids that have not been modified or withdrawn by you prior to the submission deadline will be considered final and irrevocable and may be accepted. The auction agent and the selling securityholder will rely on your bid in setting the public offering price and in sending notices of acceptance to successful bidders.

•

If you are requested to reconfirm a bid and fail to do so in a timely manner, the auction agent may deem your bid to have been withdrawn. The auction agent may, however, choose to accept your bid even if it has not been reconfirmed.

•	The auction agent may reject any bid that it determines, in its discretion, has a potentially manipulative, disruptive or other adverse effect on the auction process.

•	The auction agent will not provide bidders with any information about the bids of other bidders or auction trends, or with advice regarding bidding strategies, in connection with the auction.

•

The auction agent or any network broker may require you to deposit funds or securities in your brokerage accounts with value sufficient to cover the aggregate dollar amount of your bids. Bids may be rejected if you do not provide the required funds or securities within the required time. The auction agent or any network broker may, however, decide to accept successful bids regardless of whether you have deposited funds or securities in your brokerage accounts. In any case, if you are a successful bidder, you will be obligated to purchase the Warrants allocated to you in the allocation process and will be required to deposit funds in your brokerage accounts prior to settlement, which is expected to occur three or four business days after the notices of acceptance are sent to you.

•

The underwriting agreement provides that the obligations of the underwriter to purchase the Warrants offered by this prospectus supplement are subject to certain conditions precedent and that the underwriter will purchase all of the Warrants to be sold pursuant to the auction process, if any are purchased. The offering of the Warrants by the underwriter and the sales of the Warrants in the auction are subject to the receipt and acceptance of the Warrants by the underwriter. See “Underwriting” in this prospectus supplement.

•	We do not intend to participate in the auction by submitting bids for any of the Warrants.

Pricing and Allocation

•

Deutsche Bank Securities Inc. will manage the master order book that will aggregate all bids and will include the identity of the bidders, or their brokers, in the case of bids submitted through a network broker. The master order book will not be available for viewing by bidders, including us, if we decide to bid. Bidders whose bids are accepted will be informed about the result of their bids.

•

If valid irrevocable bids are received for 100% or more of the Warrants being offered, the clearing price will equal the highest price in the auction at which the quantity of all aggregated bids at or above such price equals 100% or more of the number of Warrants being offered, subject to the maximum bid price of $7.50.

•	If valid irrevocable bids are received for at least 50% but less than 100% of the Warrants being offered, the clearing price will equal the minimum bid price of $3.50.

•	All Warrants that are sold to bidders in this offering will be sold at the clearing price, subject to acceptance of the clearing price by the selling securityholder.

•	If the number of Warrants for which valid irrevocable bids are received in the auction is:

•

100% or more of the number of Warrants offered in this offering as disclosed on the cover of this prospectus supplement, or the “Number of Offered Warrants,” and if the selling securtyholder accepts the clearing price, then all Warrants sold in the offering will be sold at the clearing price and the selling securityholder will sell the full Number of Offered Warrants;

•

50% or more but less than 100% of the Number of Offered Warrants, and if the selling securityholder accepts the clearing price, then the selling securityholder will sell, at the minimum bid price of $3.50, all the Warrants for which bids were received in the auction; or

•	less than 50% of the Number of Offered Warrants, then the selling securityholder will not sell any Warrants in this offering.

•

Promptly after the auction agent determines the clearing price, and the selling securityholder confirms its acceptance of the clearing price, the auction agent will confirm allocations of Warrants to its clients and the network brokers. The underwriter will sell all Warrants at the same price per Warrant, which will be the clearing price.

•

If bids for 100% or more of the Warrants offered in this offering are received, allocation of the Warrants will be determined by, first, allocating Warrants to any bids made above the clearing price, and second, allocating Warrants on a pro rata basis among bids made at the clearing price. The pro rata allocation percentage for bids made at the clearing price will be determined by dividing the number of Warrants to be allocated at the bidding increment equal to the clearing price by the number of Warrants represented by bids at that bidding increment. Each bid submitted at the clearing price will be allocated a number of Warrants approximately equal to the pro rata allocation percentage multiplied by the number of Warrants represented by its bid, rounded to the nearest whole number of Warrants; provided that bids at the clearing price that are prorated may be rounded to the nearest 100 Warrants. In no case, however, will any rounded amount exceed the original bid size.

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If bids for 50% or more, but fewer than 100%, of the Warrants offered in this offering are received, then all bids will be allocated a number of Warrants equal to the number of Warrants represented by its bid.

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After the auction agent determines the clearing price and the selling securityholder confirms its acceptance of the clearing price, the auction agent and each network broker that has submitted bids will notify you, in the event your bids have been accepted, by e-mail, telephone, facsimile or otherwise that the auction has closed and that your bids have been accepted (subject in some cases to proration, as described in this prospectus supplement). They may also provide you with a preliminary allocation estimate, which will be subsequently followed by a final allocation and confirmation of sale. In the event your bids are not accepted, you may be notified that your bids have not been accepted. As a result of the varying delivery times involved in sending e-mails over the Internet and other methods of delivery, you may receive notices of acceptance before or after other bidders.

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The clearing price and number of Warrants being sold are expected to be announced by press release prior to the opening of the equity markets on the business day following the end of the auction. The clearing price will also be included in the notice of acceptance and the confirmation of sale that will be sent to successful bidders and will also be included in the final prospectus supplement for the offering.

•

Sales to investors bidding directly through the auction agent will be settled through their accounts with Deutsche Bank Securities Inc., while sales through network brokers will be settled through your account with the broker through which your bid was submitted.

•

If you submit successful bids, you will be obligated to purchase the Warrants allocated to you regardless of whether you are aware that the notice of acceptance of your bid has been sent. Once the auction agent or a network broker has sent out a notice of acceptance and confirmation of sale, it will not cancel or reject your bid. The auction agent and the selling securityholder will rely on your bid in setting the public offering price and in sending notices of acceptance to successful bidders. As a result, you will be responsible for paying for all of the Warrants that are finally allocated to you at the public offering price.

You should carefully review the procedures of, and communications from, the institution through which you bid to purchase Warrants.

Auction Developments

You should keep in contact with the institution through which your bid has been submitted and monitor your relevant e-mail accounts, telephone and facsimile for notifications related to this offering, which may include:

•

Potential Request for Reconfirmation.    The auction agent may ask you to reconfirm your bid at its discretion by directly contacting you, or your broker, if you submitted your bid through a broker other than the auction agent, although the auction agent is under no obligation to reconfirm bids for any reason. If you are requested to reconfirm a bid and fail to do so in a timely manner, the auction agent may deem your bid to have been withdrawn. The auction agent may, however, choose to accept your bid even if it has not been reconfirmed.

•	Notice of Additional Information Conveyed by Free Writing Prospectus. Notification that additional information relating to this offering is available in a free writing prospectus.

•

Notice of Acceptance.    Notification as to whether any of your bids are successful and have been accepted. This notification will include the final clearing price. If your bids have been accepted, you will be informed about the results of the auction.

DESCRIPTION OF THE WARRANTS

The following is a brief description of the terms of the Warrants being sold by the selling securityholder. This summary does not purport to be complete in all respects. This description is subject to, and qualified in its entirety by reference to, the warrant certificates and warrant agreement, copies of which will be filed with the SEC. You should read the form of warrant certificate and the warrant agreement as it will be in effect upon closing of this offering, because they, and not this description, define your rights in respect of the Warrants.

General

Each of the 45,454,545 Warrants offered hereby represents the right to purchase one share of our common stock, par value $0.01 per share, at an initial exercise price of $42.31 per share, subject to the net share settlement provisions described below under the heading “—Exercise and Settlement of the Warrants.” The exercise price of the Warrants is subject to adjustment from time to time as described below under the heading “—Adjustments to the Warrants.”

We and U.S. Bank National Association, as warrant agent (the “warrant agent”), are parties to an amended and restated warrant agreement dated as of October 16, 2009 related to the Warrants issued to the selling securityholder. The exercise price of the Warrants, and the corresponding number of Warrants, were adjusted for a three-for-one stock split on shares of our common stock effected on November 1, 2010. We will enter into a Second Amended and Restated Warrant Agreement (the “warrant agreement”) with the warrant agent, effective simultaneously with the closing of this offering, to amend certain terms of the Warrants in connection with this offering.

Exercise and Settlement of the Warrants

The initial exercise price applicable to each Warrant is $42.31 per share of our common stock, subject to adjustment as described below under the heading “—Adjustments to the Warrants.” The Warrants may be exercised, in whole or in part, at any time prior to 5:00 p.m., New York City time, on December 31, 2015 (the “expiration date”). Any Warrants not exercised prior to such time will expire unexercised and worthless.

If the Warrants are in certificated form, to exercise a Warrant, the Warrantholder must surrender the warrant certificate evidencing such Warrant to the warrant agent, complete and manually sign the exercise notice on the back of the Warrant, deliver such notice to the warrant agent and pay any applicable transfer taxes. If the Warrants are in global form, any exercise notice will be delivered to the warrant agent through and in accordance with the procedures of The Depository Trust Company (“DTC”). The date on which a Warrantholder complies with the requirements for exercise in respect of a Warrant is the “exercise date” for such Warrant, unless such day is not a trading day in which case it will be the next trading day or, if such date is after the expiration date, the immediately preceding trading day.

For each Warrant exercised, “net share settlement” will apply. This means that the exercise price will be paid by the withholding by us of a number of shares of our common stock issuable upon exercise of the Warrants. As a result, an exercising Warrantholder will be entitled to receive on the settlement date for each Warrant being exercised a number of shares of our common stock (the “net share amount”) (which in no event will be less than zero) equal to (A) the net share settlement price (as defined below) on the relevant exercise date, minus the exercise price, divided by (B) such net share settlement price. We will pay cash in lieu of delivering fractional shares of our common stock as described below. The settlement date for an exercised Warrant will be the third trading day immediately following the exercise date for such Warrant.

The “net share settlement price” means, as of any date, the volume weighted average price per share of our common stock for the 20 trading days prior to the date of determination of the net share settlement price for the regular trading session (including any extensions thereof, without regard to pre-open or after hours trading outside of such regular trading session) as reported on the NYSE, or if our common stock or such other security is not listed on the NYSE, as reported by the principal U.S. national or regional securities exchange or quotation system on which our common stock or such other security is then listed or quoted, whichever is applicable, as published by Bloomberg at 4:15 p.m., New York City time (or 15 minutes following the end of any extension of the regular trading session), on such trading day, or if such volume weighted average price is unavailable or in manifest error, the market value of one share our common stock during such 20 trading day period determined using a volume weighted average price method by an independent nationally recognized investment bank or other qualified financial institution reasonably acceptable to the warrant agent. If our common stock is not traded on the NYSE or any U.S. national or regional securities exchange or quotation system, the “net share settlement price” will be the price per share of our common stock that we could obtain from a willing buyer for shares of our common stock sold by us from authorized but unissued shares of our common stock, as such prices are reasonably determined in good faith by our Board of Directors or a duly authorized committee thereof. If during a period applicable for calculating the net share settlement price, an issuance, distribution, subdivision, combination or other transaction or event occurs that requires an adjustment to the exercise price or number of Warrants pursuant to “—Adjustment to the Warrants” below, the net share settlement price will be calculated for such period in a manner determined by us to appropriately reflect the impact of such issuance, distribution, subdivision or combination on the price of our common stock during such period.

A “trading day” means (i) if the applicable security is listed on the NYSE, a day on which trades may be made thereon or (ii) if the applicable security is listed or admitted for trading on the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market or other national securities exchange or market, a day on which the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market or such other national securities exchange or market is open for business or (iii) if the applicable security is not so listed, admitted for trading or quoted, any business day.

A “business day” means any day other than a Saturday or Sunday or other than a day on which banking institutions in New York City, New York are authorized or obligated by law or executive order to close.

We will not issue fractional shares of our common stock upon any exercise of the Warrants. If any fractional share of our common stock would be issuable upon exercise of any Warrant or Warrants by any Warrantholder, we will pay the Warrantholder cash in lieu of such fractional share valued at the net share settlement price as of the relevant exercise date. If more than one Warrant is exercised at one time by the same Warrantholder, the number of full shares of our common stock issuable upon exercise thereof will be computed on the basis of all Warrants (including any fractional Warrants) so exercised.

In connection with the delivery of shares of our common stock to an exercising Warrantholder:

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if such shares of our common stock are in book-entry form at DTC, we will (or will cause the transfer agent to) deliver such shares of our common stock by electronic transfer to such Warrantholder’s account, or any other account as such Warrantholder may designate, at DTC or the relevant DTC participant; or

•

if such shares of our common stock are not in book-entry form at DTC, we will (or will cause the transfer agent to) deliver to or upon the order of such Warrantholder a certificate or certificates, in each case for the number of full shares of our common stock to which such Warrantholder is entitled, registered in such name or names as may be directed by such Warrantholder.

A Warrantholder will not be required to pay any documentary, stamp or similar issue or transfer taxes that may be payable upon the issuance of our common stock upon the exercise of Warrants and the issuance of stock certificates in respect thereof in the respective names of, or in such names as may be directed by, the exercising Warrantholders; provided, however, that a Warrantholder will be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such stock certificate, any warrant certificates or other securities in a name other than that of the registered holder of the warrant certificate surrendered upon exercise of the Warrant. We will not be required to issue or deliver such certificates or other securities unless and until all taxes, if any, payable by a Warrantholder have been paid.

We have applied to list the Warrants on the NYSE under the symbol “GM WS C.” Shares of our common stock issuable upon the exercise of the Warrants have been approved for listing on the NYSE.

No Rights as Stockholders

Warrantholders will not be entitled, by virtue of holding Warrants, to vote, to consent, to receive dividends, if any, to receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our stockholders until (and then only to the extent) such holders become holders of record of the shares of our common stock issued upon settlement of the Warrants.

Each person in whose name any shares of common stock are issued will be deemed to have become the holder of record of such shares as of the exercise date. However, if any such date is a date when our stock transfer books are closed, such person will be deemed to have become the record holder of such shares as of 5:00 p.m. New York City time on the next succeeding date on which our stock transfer books are open.

Adjustments to the Warrants

Adjustments to the Exercise Price

The exercise price for the Warrants will be subject to adjustment (without duplication) upon the occurrence of any of the following events:

(a) The issuance of our common stock as a dividend or distribution to all holders of our common stock, or a subdivision or combination of our common stock, in which event the exercise price will be adjusted based on the following formula:

EP1	=	EP0 x	OS0
OS1

where:

EP0	=	the exercise price in effect immediately prior to the open of business on the ex-date (as defined below) for such dividend or distribution, or immediately prior to the open of business on the effective date for such subdivision or combination, as the case may be;

EP1	=	the exercise price in effect immediately after the open of business on the ex-date for such dividend or distribution, or immediately after the open of business on the effective date for such subdivision or combination, as the case may be;

OS0	=	the number of shares of our common stock outstanding immediately prior to the open of business on the ex-date for such dividend or distribution, or immediately prior to the open of business on the effective date for such subdivision or combination, as the case may be; and

OS1	=	the number of shares of our common stock that would be outstanding immediately after, and solely as a result of, such dividend, distribution, subdivision or combination.

Such adjustment will become effective immediately after the open of business on the ex-date for such dividend or distribution, or immediately after the open of business on the effective date for such subdivision or combination, as the case may be. If any dividend or distribution or subdivision or combination of the type described in this clause (a) is declared or announced but not so paid or made, the exercise price will again be adjusted to the exercise price that would then be in effect if such dividend or distribution or subdivision or combination had not been declared or announced, as the case may be.

(b) The issuance to all holders of our common stock of rights or warrants entitling them for a period expiring 60 days or less from the date of issuance of such rights or warrants to purchase shares of our common stock (or securities convertible into our common stock) at less than (or having a conversion price per share less than) the current market price (as defined below) of our common stock, in which event the exercise price will be adjusted based on the following formula:

EP1	=	EP0 x	OS0 + Y
OS0 + X

where:

EP0	=	the exercise price in effect immediately prior to the open of business on the ex-date for such issuance;

EP1	=	the exercise price in effect immediately after the open of business on the ex-date for such issuance;

OS0	=	the number of shares of our common stock outstanding immediately prior to the open of business on the ex-date for such issuance;

X	=	the total number of shares of our common stock issuable pursuant to such rights, warrants or convertible securities; and

Y	=	the aggregate price payable to exercise such rights, warrants or convertible securities, divided by the current market price.

Such adjustment will become effective immediately after the open of business on the ex-date for such issuance. In the event that the issuance of such rights, warrants or convertible securities is announced but such rights, warrants or convertible securities are not so issued, the exercise price will again be adjusted to be the exercise price that would then be in effect if the ex-date for such issuance had not occurred. To the extent that such rights or warrants are not exercised prior to their expiration or shares of common stock are otherwise not delivered pursuant to such rights, warrants or convertible securities, upon the expiration, termination or maturity of such rights, warrants or convertible securities, the exercise price will be readjusted to the exercise price that would then be in effect had the adjustments made upon the issuance of such rights, warrants or convertible securities been made on the basis of the delivery of only the number of shares of common stock actually delivered. In determining the aggregate price payable for such shares of common stock, there will be taken into account any consideration received for such rights or warrants, as well as any consideration received in connection with the conversion of any convertible securities issued upon exercise of such rights or warrants, and the value of such consideration, if other than cash, will be determined in good faith by our Board of Directors or a duly authorized committee thereof.

(c) The dividend or distribution to all holders of our common stock of shares of our capital stock (other than our common stock), evidences of our indebtedness, rights or warrants to purchase our securities or our assets or property or cash (excluding any ordinary cash dividends declared by our Board of Directors or a duly authorized committee thereof and excluding any dividend, distribution or issuance covered by clauses (a) or (b) above), in which event the exercise price will be adjusted based on the following formula:

EP1	=	EP0 x	SP0 - FMV
SP0

where:

EP0	=	the exercise price in effect immediately prior to the open of business on the ex-date for such dividend or distribution;

EP1	=	the exercise price in effect immediately after the open of business on the ex-date for such dividend or distribution;

SP0	=	the current market price; and

FMV	=	the fair market value (as determined in good faith by our Board of Directors or a duly authorized committee thereof), on the ex-date for such dividend or distribution, of the shares of capital stock, evidences of indebtedness or property, rights or warrants so distributed or the amount of cash (other than in the case of ordinary cash dividends declared by our Board of Directors or a duly authorized committee thereof) expressed as an amount per share of our outstanding common stock.

In the event of a reduction of the exercise price of the warrants (the “parent warrants”) under either of the amended and restated warrant agreements (each, a “parent warrant agreement”) dated as of October 16, 2009, between us and U.S. Bank National Association, as warrant agent, pursuant to which Motors Liquidation Company was the initial warrantholder (other than in the case of certain anti-dilution adjustments), such reduction shall be treated as a distribution of property where the “FMV” (as defined above) of such property for purposes of the adjustment under this clause (c) will be equal to the absolute value of the difference between (i) the Black Scholes warrant value (as defined below under “—Redemption Upon a Change of Control Event”) of the outstanding parent warrants with a parent exercise price (as defined below) equal to the parent exercise price as adjusted to such date pursuant to the anti-dilution provisions of the applicable parent warrant agreement and (ii) the Black Scholes warrant value of the outstanding parent warrants immediately following such reduction in parent exercise price, expressed as an amount per share of our outstanding common stock.

Such decrease will become effective immediately after the open of business on the ex-date for such dividend or distribution. In the event that such dividend or distribution is declared or announced but not so paid or made, the exercise price will again be adjusted to be the exercise price which would then be in effect if such distribution had not been declared or announced.

However, if the transaction that gives rise to an adjustment pursuant to this clause (c) is one pursuant to which the payment of a dividend or other distribution on our common stock consists of shares of capital stock of, or similar equity interests in, a subsidiary or other business unit of ours (i.e., a spin-off) that are, or, when issued, will be, traded or quoted on the NYSE or any other national or regional securities exchange or market, then the exercise price will instead be adjusted based on the following formula:

EP1	=	EP0 x	MP0
MP0 + FMV 0

where:

EP0	=	the exercise price in effect immediately prior to the open of business on the ex-date for such dividend or distribution;

EP1	=	the exercise price in effect immediately after the open of business on the ex-date for such dividend or distribution;

FMV0	=	the average of the closing sale prices (as defined below) of the capital stock or similar equity interests distributed to holders of our common stock applicable to one share of our common stock over the 10 consecutive trading days commencing on, and including, the third trading day after the ex-date for such dividend or distribution; and

MP0	=	the average of the closing sale prices of our common stock over 10 consecutive trading days commencing on, and including, the third trading day after the ex-date for such dividend or distribution.

Such decrease will become effective immediately after the open of business on the ex-date for such dividend or distribution. In the event that such dividend or distribution is declared or announced but not so paid or made, the exercise price will again be adjusted to be the exercise price which would then be in effect if such distribution had not been declared or announced.

Notwithstanding the foregoing, if an exercise price adjustment becomes effective on any ex-date as described above and a Warrantholder that has exercised its Warrants on or after such ex-date and on or prior to the related record date (as defined below) would be treated as the record holder of the shares of our common stock as of the related exercise date as described under “—No Rights as Stockholders” above based on an adjusted exercise price for such ex-date, then, notwithstanding the foregoing exercise price adjustment provisions, the exercise price adjustment relating to such ex-date will not be made for such exercising Warrantholder. Instead, such Warrantholder will be treated as if such Warrantholder were the record owner of the shares of our common stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

The “closing sale price” means, as of any date, the last reported per share sales price of a share of our common stock or any other security on such date (or, if no last reported sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices on such date) as reported on the NYSE, or if our common stock or such other security is not listed on the NYSE, as reported by the principal U.S. national or regional securities exchange or quotation system on which our common stock or such other security is then listed or quoted; provided, however, that in the absence of such quotations, our Board of Directors or a duly authorized committee thereof will make a good faith determination of the closing sale price. If during a period applicable for calculating the closing sale price, an issuance, distribution, subdivision, combination or other transaction or event occurs that requires an adjustment to the exercise price or number of Warrants pursuant to this “—Adjustment to the Warrants” section, the closing sale price will be calculated for such period in a manner determined by us to appropriately reflect the impact of such issuance, distribution, subdivision or combination on the price of our common stock during such period.

The “current market price” means, (i) in connection with a dividend, issuance or distribution, the volume weighted average price per share of our common stock for the 20 trading days ending on, but excluding, the earlier of the date in question and the trading day immediately preceding the ex-date for such dividend, issuance or distribution and (ii) in connection with a determination of Black Scholes warrant value, the volume weighted average price per share of our common stock for the 20 trading days ending on, but excluding, the date of determination, in each case, for the regular trading session (including any extensions thereof, without regard to pre-open or after hours trading outside of such regular trading session) as reported on the NYSE, or if our common stock or such other security is not listed on the NYSE, as reported by the principal U.S. national or regional securities exchange or quotation system on which our common stock or such other security is then listed or quoted, whichever is applicable, as published by Bloomberg at 4:15 p.m., New York City time (or 15 minutes following the end of any extension of the regular trading session), on such trading day, or if such volume weighted average price is unavailable or in manifest error, the market value of one share of our common stock during such 20 trading day period determined using a volume weighted average price method by an independent nationally recognized investment bank or other qualified financial institution selected by our Board of Directors or a duly authorized committee thereof and reasonably acceptable to the warrant agent. If our common stock is not traded on the NYSE or any U.S. national or regional securities exchange or quotation system, the “current market price” will be the price per share of our common stock that we could obtain from a willing buyer for shares of our common stock sold by us from authorized but unissued shares of our common stock, as such price is reasonably determined in good faith by our Board of Directors or a duly authorized committee thereof.

The “record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of our common stock have the right to receive any cash, securities or other property or in which our common stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock entitled to receive such cash, securities or other property (whether such date is fixed by our Board of Directors or a duly authorized committee thereof or by statute, contract or otherwise).

The “ex-date” means, in connection with any dividend, issuance or distribution, the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such dividend, issuance or distribution.

The “parent exercise price” means, with respect to each parent warrant agreement, the “Exercise Price” as such term is defined in such parent warrant agreement. As of the date of this offering, the “parent exercise price” for the 2016 Warrants is $10.00 per share, and the “parent exercise price” for the 2019 Warrants is $18.33 per share.

The “Black Scholes warrant value” means, as of any date, the value of a Warrant to purchase one share of our common stock (as determined in good faith by our Board of Directors or a duly authorized committee thereof based upon the advice of an independent investment bank of national standing selected by our Board of Directors or a duly authorized committee thereof and reasonably acceptable to the warrant agent) and will be determined by customary investment banking practices using the Black Scholes model. For purposes of calculating such amount, (1) the term of the Warrants will be the period from the date of determination until the expiration date, (2) the price of each share of our common stock will be the current market price as of the date of determination, (3) the assumed volatility will be determined by such independent investment banking firm as of the date of determination, (4) the assumed risk-free rate will equal the yield on the U.S. Treasury security with a maturity closest to December 31, 2015, as the yield on that security exists as of the date of determination and (5) any other assumptions shall be made by our Board of Directors or a duly authorized committee thereof in good faith based upon the advice of such independent investment bank at the time of determination.

Adjustments to the Number of Warrants

Concurrently with any adjustment to the exercise price described in paragraphs (a) to (c) under “—Adjustments to the Exercise Price” above, the number of Warrants will be adjusted such that the number of Warrants in effect immediately following the effectiveness of such adjustment will be equal to the number of Warrants in effect immediately prior to such adjustment, multiplied by a fraction, (i) the numerator of which is the exercise price in effect immediately prior to such adjustment and (ii) the denominator of which is the exercise price in effect immediately following such adjustment.

Discretionary Adjustments

We may from time to time, to the extent permitted by law and subject to applicable rules of the NYSE, decrease the exercise price and/or increase the number of Warrants by any amount for any period of at least 20 days. In that case, we will give the Warrantholders at least 15 days’ prior notice of such increase or decrease, and such notice will state the decreased exercise price and/or increased number of Warrants and the period during which the decrease and/or increase will be in effect. We may make such decreases in the exercise price and/or increases in the number of Warrants, in addition to those set forth above, as our Board of Directors or a duly authorized committee thereof deems advisable, including to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

Other Adjustments

Our Board of Directors or a duly authorized committee thereof may make appropriate adjustments to the amount of cash or number of shares of our common stock, as the case may be, due upon exercise of the Warrant, as may be necessary or appropriate to effectuate the intent of the adjustments described above and to avoid unjust or inequitable results as determined in its good faith judgment, to account for any adjustment to the exercise price and the number of Warrants that becomes effective, or any event requiring an adjustment to the exercise price and the number of Warrants where the record date or effective date (in the case of a subdivision or combination of our common stock) of the event occurs, during the period beginning on, and including, the exercise date and ending on, and including, the related settlement date.

Restrictions on Adjustments

Except in accordance with the exercise price adjustment provisions above, the exercise price and the number of Warrants for any warrant certificate will not be adjusted for the issuance by us of our common stock or any securities convertible into or exchangeable for our common stock or carrying the right to purchase any of the foregoing.

In addition, neither the exercise price nor the number of Warrants will be adjusted:

•

upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•	for a change in the par value of our common stock;

•	to the extent that the adjustment would reduce the exercise price below the par value per share of our common stock; or

•

if we make provisions for the Warrantholders to participate in any transaction described above under the heading “—Adjustments to the Exercise Price” without exercising their Warrants on the same basis as holders of our common stock and with notice that our Board of Directors or a duly authorized committee thereof determines in good faith to be fair and appropriate.

No adjustment will be made to the exercise price, nor will any corresponding adjustment be made to the number of Warrants, unless the adjustment would result in a change of at least 1% of the exercise price; provided that any adjustments that are less than 1% of the exercise price will be carried forward and such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1% of the exercise price, will be made (i) annually, on July 10 of each year, (ii) immediately prior to the time of any exercise of Warrants and (ii) five business days prior to the expiration date, unless, in each case, such adjustment has already been made.

If we take a record of the holders of our common stock for the purpose of entitling them to receive a dividend or other distribution, and thereafter (and before the dividend or distribution has been paid or delivered to stockholders) legally abandon our plan to pay or deliver such dividend or distribution, then thereafter no adjustment to the exercise price or the number of Warrants then in effect will be required by reason of the taking of such record.

Certain Distributions of Rights and Warrants; Shareholder Rights Plan

Rights or warrants distributed by us to all holders of our common stock, including under any shareholder rights plan (i.e., a poison pill), entitling the holders of our common stock to subscribe for or purchase shares of our capital stock, which rights or warrants, until the occurrence of a trigger event (a “trigger event”):

•	are deemed to be transferred with such shares of our common stock;

•	are not exercisable; and

•	are also issued in respect of future issuances of our common stock;

shall be deemed not to have been distributed for the purposes of the adjustments described above (and no adjustment to the exercise price or the number of Warrants will be made) until the occurrence of the earliest trigger event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if required) to the exercise price and the number of Warrants shall be made (subject in all respects to the restrictions described in the last paragraph of this subsection).

If any such right or warrant is subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (subject in all respects to the restrictions described in the last paragraph of this subsection).

In addition, except as set forth in the last paragraph of this subsection, in the event of any distribution (or deemed distribution) of rights or warrants, or any trigger event or other event (of the type described in the immediately preceding paragraph) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the exercise price and the number of Warrants under “—Adjustment of the Warrants” was made (including any adjustment contemplated in the last paragraph of this subsection): (i) in the case of any such rights or warrants that will all have been redeemed or repurchased without exercise by the holders thereof, the exercise price and the number of Warrants will be readjusted upon such final redemption or repurchase to give effect to such distribution or trigger event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of our common stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of our common stock as of the date of such redemption or repurchase; and (ii) in the case of such rights or warrants that will have expired or been terminated without exercise by the holders thereof, the exercise price and the number of Warrants will be readjusted as if such rights and warrants had not been issued.

If we have a shareholder rights plan under which any rights are issued and it provides that each share of our common stock issued upon exercise of Warrants at any time prior to the distribution of separate certificates representing such rights will be entitled to receive such rights, then, prior to the separation of such rights from our common stock, the exercise price and the number of Warrants will not be adjusted as described above. If, however, prior to any exercise of a Warrant, such rights have separated from our common stock, the exercise price and the number of Warrants will be adjusted at the time of separation as if we dividended or distributed to all holders of our common stock, our capital stock, evidences of our indebtedness, certain rights or Warrants to purchase our securities or our other assets as described in paragraph (c) under “—Adjustments to the Exercise Price” above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Deferral of Adjustments

In any case in which an adjustment to the exercise price under paragraphs (a) to (c) under “—Adjustments to the Exercise Price” above provides that an adjustment will become effective immediately after (i) the open of business on the ex-date for an event or (ii) the effective date (in the case of a subdivision or combination of our common stock) (each a “determination date”), we may elect to defer, until the later of the date the adjustment to the exercise price and number of Warrants can be definitively determined and the occurrence of the applicable adjustment event (as defined below), (A) issuing to the Warrantholder of any Warrant exercised after such determination date and before the occurrence of such adjustment event, the additional shares of our common stock or other securities or assets issuable upon such exercise by reason of the adjustment required by such adjustment event over and above our common stock issuable upon such exercise before giving effect to such adjustment and (B) paying to such Warrantholder any amount in cash in lieu of any fractional share of our common stock or fractional Warrant. For purpose of this paragraph, “adjustment event” means in any case referred to in clause (i) or clause (ii) hereof, the occurrence of such event.

Notice of Adjustments; Calculations Final

Whenever the exercise price or the number of Warrants is adjusted, we will promptly notify the Warrantholders of such adjustment.

We will be responsible for making all calculations called for under the Warrants. These calculations include, but are not limited to, the exercise date, the current market price, the closing sale price, the net share settlement price, the exercise price, the number of Warrants and the number of shares of our common stock or units of reference property (as defined below), if any, to be issued upon exercise of any Warrants. We will make the foregoing calculations in good faith and, absent manifest error, our calculations will be final and binding on the Warrantholders. We will provide a schedule of our calculations to the warrant agent.

Redemption Upon a Change of Control Event

No less than 15 business days prior to the scheduled closing of a change of control event (as defined below), we will:

(i)	calculate the change of control estimated payment amount (as defined below);

(ii)	deliver to the warrant agent a notice of redemption (a “redemption notice”), which will be binding on us and on all Warrantholders, stating that all Warrants (other than carryover warrants (as defined below), if any) that have not been exercised prior to 5:00 p.m., New York City time, on the day prior to the change of control date (as defined below) (the “cut-off time”) will be redeemed on the change of control payment date (as defined below) at a price equal to the change of control payment amount (as defined below) (the “redemption”);

(iii)	cause a notice of the redemption to be sent at least once to the Dow Jones News Service or similar business news service in the United States;

(iv)	cause the warrant agent to send by first-class mail, postage prepaid to each Warrantholder, at the address appearing in the warrant register, a notice stating:

(1)	that the redemption is being made pursuant to the warrant agreement and that all Warrants (other than carryover warrants, if any) that have not been exercised prior to the cut-off time will be redeemed on the change of control payment date for payment of the change of control payment amount;

(2)	a reasonably detailed explanation of the change of control estimated payment amount, including (x) a statement of the amount of the change of control estimated payment amount, together with a reasonably detailed explanation of the calculation of such amount, and (y) the formula for calculating the Black Scholes warrant value and the change of control payment amount;

(3)	the date of the redemption (which must be a business day no later than five business days following the change of control date (the “change of control payment date”));

(4)	the net share amount for each Warrant as of a date not more than five business days prior to the date of the redemption notice;

(5)	that no outstanding Warrant may be exercised after the cut-off time;

(6)	if applicable, that new warrants (as defined below) will be issued to the Warrantholders on the change of control payment date in accordance with the terms of the warrant agreement and the Warrants (as the same may have been amended in connection with such change of control event pursuant to “—Recapitalizations, Reclassifications and Other Changes” below);

(7)	any other reasonable procedures that a Warrantholder must follow (to the extent consistent with the terms and conditions set forth in the warrant agreement) in connection with such redemption; and

(8)	the name and address of the warrant agent.

Within two business days prior to the change of control payment date, we or the surviving entity (if other than us) will (A) deliver to the warrant agent the calculation of the change of control payment amount and (B) deposit with the warrant agent money sufficient to pay the change of control payment amount for all outstanding Warrants (other than the carryover warrants, if any).

On the change of control payment date, (A) we or the surviving entity (if other than us) will redeem all outstanding Warrants (other than carryover warrants, if any) pursuant to the redemption, (B) the warrant agent will mail to each holder of Warrants so redeemed payment in cash in an amount equal to the aggregate change of control payment amount in respect of such redeemed Warrants, and (C) we or the surviving entity (if other than us) will execute and issue to the Warrantholders, and the warrant agent will authenticate, new warrants (the “new warrants”) representing the carryover warrants (if any); provided that each such new warrant will be issued in denominations of one Warrant and integral multiples thereof and the terms thereof shall, subject to the second immediately following paragraph, be substantially consistent with the terms of the warrant agreement and the Warrants (and all references therein and in this prospectus supplement to Warrants will thereafter be deemed to be references to such new warrants).

No Warrant (which for the avoidance of doubt does not include new warrants) may be exercised after the cut-off time.

Following the change of control payment date, any holder of new warrants will have the right to exercise such new warrant and to receive, upon such exercise, the reference property in accordance with, and subject to, “—Recapitalizations, Reclassifications and Other Changes” below and the remaining terms of the warrant agreement and the Warrants (as the same may have been amended in connection with such change of control event); provided that, for purposes of this paragraph, (A) each unit of reference property will initially only consist of the registered and listed shares (as defined below) included in such unit of reference property and (B) the initial exercise price for each new warrant will be equal to the product of (i) the exercise price then in effect and (ii) one minus the Black Scholes proportion (as defined below).

A “change of control event” means any of the following:

(i)	the acquisition by an entity (other than us or a wholly-owned subsidiary of ours) in a tender offer or a series of related tender offers of 80% or more of our outstanding common stock (determined on a fully-diluted basis);

(ii)	the consolidation or merger of us with or into another entity (other than a wholly-owned subsidiary of ours); or

(iii)	a sale of all or substantially all of our assets to another entity (other than a wholly-owned subsidiary of ours),

in each of clauses (i) through (iii) in which all or any portion of the consideration paid or exchanged for our common stock, or into which our common stock is converted, consists of cash, property or other securities other than registered and listed shares (“other property”).

“Registered and listed shares” means shares of the common stock of the surviving entity in a consolidation, merger, or combination or the acquiring entity in a tender offer, except that if the surviving entity or acquiring entity has a parent corporation, it will be the shares of the common stock of the parent corporation, provided that, in each case, such shares (i) have been registered (or will be registered within 30 calendar days following the change of control date (as defined below)) under Section 12 of the Exchange Act with the SEC, and (ii) are listed for trading on the NYSE or any other national securities exchange (or will be so listed or admitted within 30 calendar days following the change of control date).

The “change of control date” means the date on which a change of control event is consummated.

The “change of control estimated payment amount” means, in respect of any change of control event, an estimate of the change of control payment amount (as defined below) payable on the applicable change of control payment date, as determined in good faith by our Board of Directors or a duly authorized committee thereof, based upon the advice of an independent investment bank of national standing selected by our Board of Directors or a duly authorized committee thereof and reasonably acceptable to the warrant agent, as of a date no more than 20 business days and no less than 15 business days prior to the change of control date, in a manner consistent with the terms of the warrant agreement and the Warrants, including the definitions of “Black Scholes warrant value” and “change of control payment amount.”

The “change of control payment amount” means an amount in cash equal to the product of (1) the Black Scholes warrant value of a Warrant on a change of control date immediately prior to the consummation of such change of control event, multiplied by (2) a fraction, (x) the numerator of which is the fair market value of the other property received in exchange for a share of our common stock in a change of control event as of the change of control date (as determined by an independent investment bank of national standing selected by us and determined by customary investment banking practices) and (y) the denominator of which is the sum of (a) the closing sale price of the registered and listed shares received in exchange for a share of our common stock in a change of control event as of the change of control date (if any) and (b) the fair market value (determined as above) of the other property as of the change of control date received in exchange for a share of our common stock in a change of control event (such fraction referred to herein as the “Black Scholes proportion”). For purposes of determining the change of control payment amount, if holders of our common stock are entitled to receive differing forms or types of consideration in any transaction or series of transactions contemplated by the definition of “change of control event,” each holder will be deemed to have received the same proportion of other property and registered and listed shares that all holders of our common stock in the aggregate elected or were required to receive in such transaction or transactions.

“Carryover warrants” means, for each Warrant, that portion of such Warrant equal to one minus the Black Scholes proportion.

Recapitalizations, Reclassifications and Other Changes

If any of the following events occur:

•	any recapitalization;

•

any reclassification or change of the outstanding shares of our common stock (other than changes resulting from a subdivision or combination to which paragraph (a) of “—Adjustments to the Warrants—Adjustments to the Exercise Price” applies);

•	any consolidation, merger or combination involving us;

•	any sale or conveyance to a third party of all or substantially all of our assets; or

•	any statutory share exchange,

(each such event, a “reorganization event”), in each case as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (the “reference property”), then, subject to “—Redemption Upon a Change of Control Event” above, following the effective time of the transaction, the right to receive shares of our common stock upon exercise of a Warrant will be changed to a right to receive, upon exercise of such Warrant, the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of one share of our common stock would have owned or been entitled to receive in connection with such reorganization event (such kind and amount of reference property per share of our common stock, a “unit of reference property”). In the event holders of our common stock have the opportunity to elect the form of consideration to be received in a reorganization event, other than with respect to a change of control event, the type and amount of consideration into which the Warrants will be exercisable from and after the effective time of such reorganization event will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock in such reorganization event. We agree not to become a party to any reorganization event unless its terms are consistent in all material respects with the forgoing.

Consolidation, Merger and Sale of Assets

We may, without the consent of the Warrantholders, consolidate with, merge into or sell, lease or otherwise transfer in one transaction or a series of related transactions the consolidated assets of us and our subsidiaries substantially as an entirety to any corporation, limited liability company, partnership or trust organized under the laws of the United States or any of its political subdivisions so long as:

•	the successor assumes all of our obligations under the warrant agreement and the Warrants; and

•	we provide written notice of such assumption to the warrant agent.

Modification and Waiver

The warrant agreement may be modified or amended by us and the warrant agent, without the consent of the holder of any Warrant, for the purposes of curing any ambiguity or correcting or supplementing any defective provision contained in the warrant agreement; provided that such modification or amendment does not adversely affect the interests of the Warrantholders in any respect.

Modifications and amendments to the warrant agreement or to the terms and conditions of Warrants may also be made by us and the warrant agent, and noncompliance with any provision of the warrant agreement or Warrants may be waived, with the written consent of the Warrantholders of Warrants representing a majority of the aggregate number of Warrants at the time outstanding.

However, no such modification, amendment or waiver may, without the written consent or the affirmative vote of each Warrantholder affected:

•	change the expiration date;

•	increase the exercise price or decrease the number of Warrants (except as explicitly set forth under “—Adjustments to the Warrants”);

•	impair the right to institute suit for the enforcement of any payment or delivery with respect to the exercise and settlement of any Warrant;

•	impair or adversely affect the exercise rights of Warrantholders, including any change to the calculation or payment of the net share amount;

•	deprive any Warrantholder of any economic rights, privileges or benefits that arise under or are provided pursuant to the warrant agreement and/or the Warrants;

•	reduce the percentage of Warrants outstanding necessary to modify or amend the warrant agreement or to waive any past default; or

•	reduce the percentage in Warrants outstanding required for any other waiver under the warrant agreement.

Reservation of Shares

Our Board of Directors has authorized and reserved the maximum number of shares of our common stock to be issued upon the exercise of all Warrants offered hereby, subject to adjustment pursuant to the adjustments described above. All such shares that will be so issuable will be duly and validly issued, fully paid and non-assessable.

We May Acquire Warrants

We may, except as limited by applicable law, at any time purchase or otherwise acquire Warrants at such times, in such manner and for such consideration as we may deem appropriate and will have agreed with the holder of such Warrants.

Governing Law

The validity, interpretation and performance of Warrants and the warrant agreement will be governed by New York law without giving effect to the principles of conflicts of laws thereof.

Information Regarding the Warrant Agent

Under the warrant agreement, U.S. Bank National Association is appointed to act as the warrant agent on our behalf in connection with the transfer, exchange, substitution, exercise and cancellation of the Warrants and required to maintain a register recording the names and addresses of all registered holders of Warrants. The warrant agent will receive a fee in exchange for performing these duties under the warrant agreement and will be indemnified by us for liabilities not involving negligence, willful misconduct or bad faith and arising out of its service as warrant agent. The warrant agent and its affiliates may from time to time in the future provide banking and other services to us in the ordinary course of their business.

Book-Entry, Settlement and Clearance

The Global Warrants

The Warrants will be in the form of one or more registered certificates in global form (the “global warrants”) as specified in the warrant agreement. Each of the global warrants will be deposited with the warrant agent as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in a global warrant will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•	upon deposit of a global warrant with DTC’s custodian, DTC will credit portions of the principal amount of the global warrant to the accounts of the DTC participants designated by the underwriter; and

•

ownership of beneficial interests in a global warrant will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global warrant).

Beneficial interests in a global warrant may not be exchanged for Warrants in physical, certificated form except in the limited circumstances described below.

Book-Entry Procedures for the Global Warrants

All interests in the global warrants will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the underwriter is responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriter; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global warrant, that nominee will be considered the sole owner or holder of the Warrants represented by that global warrant for all purposes under the warrant agreement. Except as provided below, owners of beneficial interests in a global warrant:

•	will not be entitled to have a Warrant represented by the global warrant registered in their names;

•	will not receive or be entitled to receive a physical, certificated warrant; and

•

will not be considered the owners or holders of the Warrant under the warrant agreement for any purpose, including with respect to the giving of any direction, instruction or approval to the warrant agent under the warrant agreement.

As a result, each investor who owns a beneficial interest in a global warrant must rely on the procedures of DTC to exercise any rights of a holder of a Warrant under the warrant agreement (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments with respect to the Warrants represented by a global warrant will be made by the warrant agent to DTC’s nominee as the registered holder of the global warrant. Neither we nor the warrant agent will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global warrant, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global warrant will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Certificated Warrants

A global warrant registered in the name of DTC or its nominee will be exchanged for certificated warrants only if (i) DTC (A) has notified us that it is unwilling or unable to continue as or ceases to be a clearing agency registered under Section 17A of the Exchange Act and (B) a successor to DTC registered as a clearing agency under Section 17A of the Exchange Act is not able to be appointed by us within 90 days or (ii) DTC is at any time unwilling or unable to continue as depositary and a successor to DTC is not able to be appointed by us within 90 days.

SELLING SECURITYHOLDER

This prospectus supplement relates to the resale of the Warrants by the selling securityholder. The table below sets forth information with respect to the beneficial ownership of the Warrants being offered by this prospectus supplement held as of July 19, 2013 by the selling securityholder, the number of Warrants being offered by this prospectus supplement, and information with respect to Warrants to be beneficially owned by the selling securityholder assuming all the Warrants offered by this prospectus supplement are sold.

Name of Selling Securityholder	Warrants Beneficially Owned Prior to Offering	Percentage Beneficially Owned Prior to Offering	Warrants Being Offered	Warrants Beneficially Owned After Offering	Percentage Beneficially Owned After Offering
UAW Retiree Medical Benefits Trust, as advised by its fiduciary and investment advisor Brock Fiduciary Services LLC(1)	45,454,545	100%	45,454,545	0	0%

(1)	Brock Fiduciary is an independent fiduciary and investment advisor to the New VEBA and, pursuant to an Independent Fiduciary Agreement, dated August 8, 2011, between Brock Fiduciary and the New VEBA, Brock Fiduciary has been given the power to vote and dispose of any of our securities held by the New VEBA, including any shares of our common stock. The address of Brock Fiduciary is 622 Third Avenue, Floor 12, New York, New York 10017.

The Warrants being offered by this prospectus supplement currently are exercisable for 45,454,545 shares of our common stock, which represent approximately 3.2% of the potential total of 1,429,592,405 shares of our common stock outstanding as of July 19, 2013, calculated assuming issuance of all of the 45,454,545 shares of common stock underlying the Warrants upon exercise thereof. However, because the Warrants offered hereby must be exercised on a “net share settlement” or cashless basis (as if the exercise price of a Warrant was paid by our netting out a number of shares of our common stock otherwise issuable upon exercise of the Warrant equal to the value of the exercise price of such Warrant), the actual number of shares that could be issued upon exercise of the Warrants will depend upon the market price of our common stock at the time of exercise and other factors, including the adjustment provisions described above under “Description of the Warrants—Adjustments to the Warrants” in this prospectus supplement, and cannot be determined at this time.

In addition to the Warrants, the selling securityholder beneficially owns another 140,150,000 shares of our common stock (excluding the additional 45,454,545 shares of common stock underlying the Warrants beneficially owned by the selling securityholder) as of July 19, 2013, which represent approximately 10.1% of the 1,384,137,860 shares of our common stock outstanding as of such date. As a result, the selling securityholder beneficially owns a total of 185,604,545 shares of our common stock (including the 45,454,545 shares of common stock underlying the Warrants beneficially owned by the selling securityholder) as of such date, which represent approximately 13.0% of the potential total of 1,429,592,405 shares of our common stock outstanding as of such date, calculated assuming issuance of all of the 45,454,545 shares of common stock underlying the Warrants upon exercise thereof by the selling securityholder.

CERTAIN ERISA CONSIDERATIONS

Employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), are prohibited under Section 406 of ERISA from engaging in certain transactions with entities that are “parties in interest” to the plan, including entities that may be (or may be affiliates of) service providers or fiduciaries to the selling securityholder, unless an exemption, whether statutory (including Section 408(b)(17) of ERISA relating to transactions between a plan and certain service providers) or regulatory, is applicable to the transaction. Prospective purchasers of the Warrants that may be “parties in interest” to the selling securityholder should consult with their counsel regarding the potential applicability of Section 406 of ERISA and the potential availability of an exemption, and there can be no assurance that any exemption, if required, will be available with respect to any particular transaction involving the Warrants.

STOCKHOLDERS AGREEMENT WITH THE UST, CANADA HOLDINGS AND THE NEW VEBA

Three of our stockholders—the UST, Canada Holdings, and the New VEBA—have entered into a Stockholders Agreement with us (the “Initial Shareholder Stockholders Agreement”) under which at least two-thirds of the directors are required to be determined by our Board of Directors to be independent within the meaning of NYSE rules.

As long as the New VEBA holds at least 50 percent of the shares of our common stock it held on July 10, 2009, it has the right under the Initial Shareholder Stockholders Agreement to designate one nominee to our Board of Directors. The New VEBA’s designee is subject to the consent of the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America (the “UAW”) and, if its designee is not independent of General Motors, to the consent of the UST.

The Initial Shareholder Stockholders Agreement provides that until the respective termination of their obligations under the Initial Shareholder Stockholders Agreement, the UST and Canada Holdings (“Government Holders”) will not vote their shares of our common stock at any meeting (whether annual or special) or by written consent, except that each Government Holder may vote its shares:

•	as it desires in a vote with respect to any removal of directors;

•

in a vote with respect to any election of directors as it desires only with respect to any candidates that are nominated by the Board of Directors, nominated by third parties, or nominated by either Government Holder pursuant to a Joint Slate Procedure, as defined in the Initial Shareholder Stockholders Agreement (provided that each Government Holder will vote “for” the nominees jointly named pursuant to a Joint Slate Procedure and each Government Holder will vote “for” any nominee designated by the New VEBA as described above that is standing for election); provided, further, that Canada Holdings has irrevocably waived all of its rights under the Joint Slate Procedure, including the right to nominate directors under the Joint Slate Procedure and to receive notices from the UST of its intent to nominate directors, and indicated that, by foregoing its right to participate in the Joint Slate Procedure, Canada Holdings is under no obligation to vote “for” any slate of nominees for directors nominated by the UST pursuant to the Joint Slate Procedure;

•

as it desires in a vote with respect to any acquisition or purchase of our capital stock or of all or substantially all of our assets or any merger, consolidation, business combination, recapitalization, reorganization or other extraordinary business transaction involving or otherwise relating to the Company, in each case, which would require a stockholder vote under Delaware law or our Certificate of Incorporation;

•	as it desires in a vote with respect to any amendment or modification to our Certificate of Incorporation or our Bylaws that would affect any matters relating to the three bullet points above; and

•

on each other matter presented to our stockholders, solely to the extent that the vote of the Government Holders is required for the stockholders to take action at a meeting at which a quorum is present and in that instance, in the same proportionate manner as the holders of common stock (other than the UST, Canada Holdings, the New VEBA, and its affiliates and the directors and executive officers of the Company) that were present and entitled to vote on such matter voted or consented in connection with each such matter.

Each of the UST, Canada Holdings and the New VEBA will be subject to the terms of the Initial Shareholder Stockholders Agreement until it beneficially owns less than two percent of the shares of our common stock then issued and outstanding.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

The following discussion describes material U.S. federal income and estate tax consequences associated with the purchase, ownership and disposition of the Warrants. It is based upon the provisions of the Internal Revenue Code of 1986, as amended (IRC), existing and proposed Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date of this prospectus supplement, and all of which are subject to change or differing interpretation, possibly with retroactive effect. This discussion is for general information only and does not purport to address all of the possible federal income and estate tax consequences, including any U.S. federal estate, gift or alternative minimum tax considerations, any state, local or foreign tax consequences or the tax consequences of ownership and disposition of common stock. It is not binding on the Internal Revenue Service (IRS) and there can be no assurance that the IRS will take a similar view with respect to the tax consequences described below, or that a contrary position taken by the IRS will not be sustained by a court. No ruling has been or will be requested by us from the IRS on any of the tax matters discussed herein. This discussion is limited to investors who hold securities as capital assets within the meaning of Section 1221 of the IRC (generally, property held for investment). It does not address all of the federal income tax consequences that may be relevant to special classes of investors subject to special rules, including but not limited to:

•	securities dealers or brokers, or traders in securities electing a mark-to-market method of accounting for their securities holdings;

•	banks, thrifts or other financial institutions;

•	insurance companies;

•	regulated investment companies or real estate investment trusts;

•	tax-exempt organizations;

•	retirement plans;

•

persons holding the securities as a position in a hedging transaction, “straddle,” “conversion transaction,” synthetic security or other risk reduction transaction for U.S. federal income tax purposes or as part of some other integrated investment;

•	certain former citizens or residents of the U.S.;

•	foreign corporations that are classified as “passive foreign investment companies” or “controlled foreign corporations” for U.S. federal income tax purposes; or

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar.

Persons considering the purchase of the Warrants should consult their tax advisors concerning U.S. federal, state, local, foreign or other tax consequences in light of their particular situations. When we use the term “holder” in this section, we are referring to a beneficial owner of the Warrants.

As used herein, a “U.S. Holder” of any of the Warrants for U.S. federal income tax purposes means a holder that is:

•	an individual citizen or resident of the U.S.;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or any state or political subdivision thereof;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it: (1) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust; or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

A “Non-U.S. Holder” is a holder of the Warrants (other than an entity or arrangement classified as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder. Special rules may also apply to certain Non-U.S. Holders (or their owners), such as:

•	U.S. expatriates;

•	“controlled foreign corporations”;

•	“passive foreign investment companies”; and

•	investors in pass-through entities that are subject to special treatment under the IRC.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds any of the Warrants, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership purchasing Warrants, we urge you to consult your tax advisor.

THIS DISCUSSION IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES FOR HOLDERS RELATING TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE WARRANTS. PROSPECTIVE HOLDERS OF THE WARRANTS SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS) OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE WARRANTS.

U.S. Holders

Sale of the Warrants

In general, a U.S. Holder of the Warrants will recognize gain or loss upon the sale of the Warrant in an amount equal to the difference between the amount realized on the sale and such holder’s adjusted tax basis in the Warrant. The U.S. Holder’s initial tax basis in the Warrants will be the purchase price for the Warrants. Gain or loss attributable to the sale of the Warrants will generally be capital gain or loss, and will be long-term capital gain or loss if such holder’s holding period in respect of the Warrants is more than one year. The deductibility of capital losses is subject to limitations.

Exercise of the Warrants

The tax consequences of a net share settlement exercise, or cashless exercise, of the Warrants are not free from doubt. We expect that the exercise of Warrants will be treated for U.S. federal income tax purposes as a recapitalization. In that case, a U.S. Holder generally will not recognize gain or loss upon cashless exercise of the Warrants except that the receipt of cash in lieu of a fractional share of common stock will generally be treated as if the holder received the fractional share and then received such cash in redemption of such fractional share. Such redemption will generally result in capital gain or loss equal to the difference between the amount of cash received and the holder’s adjusted tax basis in the common stock that is allocable to the fractional share. A U.S. Holder will have a tax basis in the common stock received upon the exercise of the Warrants equal to its tax basis in the Warrants, less any amount attributable to any fractional share. A U.S. Holder’s initial tax basis in the Warrants is the purchase price of the Warrants. If the cashless exercise is treated as a recapitalization, the holding period of common stock received upon the exercise of the Warrants is expected to include the holder’s holding period for the Warrants.

Despite the foregoing, the IRS could take the position that the cashless exercise of the Warrants is a taxable exchange resulting in gain or loss. The amount of gain or loss recognized on such deemed exchange and its character as short-term or long-term would depend on the position taken by the IRS regarding the nature of that exchange. If the IRS takes the position that the U.S. Holder is treated as selling a portion of the Warrants for cash that is used to pay the exercise price for the Warrant, the amount of gain or loss will be the difference between that exercise price and such U.S. Holder’s basis attributable to the Warrants deemed to have been sold. If the U.S. Holder is treated as selling Warrants, such U.S. Holder would have long-term capital gain or loss if it has held the Warrants for more than one year. Alternatively, if the U.S. Holder is treated as selling underlying shares of our common stock, such U.S. Holder would have short-term capital gain or loss. In either case, the holder would also recognize capital gain or loss in respect of the cash received in lieu of a fractional share of our common stock otherwise issuable upon exercise in an amount equal to the difference between the amount of cash received and the portion of such U.S. Holder’s tax basis attributable to such fractional share. The deductibility of capital losses is subject to limitations.

Alternatively, the U.S. Holder might be treated as exchanging the Warrants for shares of our common stock received on exercise in a fully taxable transaction, in which case the amount of gain or loss will be the difference between (i) the fair market value of our common stock (plus any cash in lieu of fractional shares) received on exercise and (ii) the holder’s basis in the Warrants. In that case, the U.S. Holder would have long-term capital gain or loss if it has held the Warrants for more than one year, and would have a tax basis in the shares of our common stock received equal to their fair market value. Long-term capital gain recognized by an individual U.S. Holder generally is taxed at preferential rates.

Please consult your tax advisor concerning these and other possible characterizations of the cashless exercise of the Warrants.

Expiration of the Warrants

Upon the expiration of the Warrants, a U.S. Holder will recognize a loss equal to the holder’s adjusted tax basis in the Warrants. Such loss will generally be a capital loss, and will be a long-term capital loss if the Warrant has been held for more than one year on the date of expiration. The deductibility of capital losses is subject to limitations.

Adjustments Under the Warrants

Pursuant to the terms of the Warrants, the exercise price at which the common stock may be purchased and/or the number of Warrants represented by each certificate is subject to adjustment from time to time upon the occurrence of certain events. Under Section 305 of the IRC, a change in conversion ratio or any transaction having a similar effect on the interest of the holder of Warrants may be treated as a distribution with respect to any U.S. Holder of Warrants whose proportionate interest in our earnings and profits is increased by such change or transaction. Thus, under certain circumstances, an adjustment pursuant to the terms of the Warrants may be treated as a taxable distribution to the holder to the extent of our current or accumulated earnings and profits, even if the holder does not receive any cash (or other property). In the event of such a deemed taxable distribution, a U.S. Holder’s basis in its Warrants will be increased by an amount equal to the deemed taxable distribution.

The rules with respect to adjustments are complex, and U.S. Holders should consult their tax advisors in the event of an adjustment.

Additional Tax on Net Investment Income

Recently-enacted legislation imposes a 3.8% tax on the “net investment income” of certain U.S. individuals and on the undistributed “net investment income” of certain estates and trusts. Among other items, “net investment income” generally includes dividends and certain net gain from the disposition of investment property. U.S. Holders should consult their tax advisors with respect to the rules described above.

Non-U.S. Holders

Warrants

Subject to the discussion below regarding new additional withholding, a Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to gain recognized on a sale, exchange, redemption or other disposition of the Warrants (including any gain potentially recognizable on an exercise) unless:

•

the gain is “effectively connected” with the Non-U.S. Holder’s conduct of a trade or business in the U.S., and, if certain tax treaties apply, is attributable to the Non-U.S. Holder’s permanent establishment;

•	the Non-U.S. Holder is an individual and is present in the U.S. for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met; or

•

we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes and the Non-U.S. Holder held, directly or indirectly, at any time during the five-year period ending on the date of disposition or exercise, more than 5% of the Warrants and is not eligible for any treaty exemption.

If the Non-U.S. Holder is an individual and is described in the first bullet above, such Non-U.S. Holder will be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates in the same manner as if such Non-U.S. Holder was a U.S. Holder, as described in “—U.S. Holders—Warrants” above. If the Non-U.S. Holder is an individual and is described in the second bullet above, such Non-U.S. Holder will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by U.S.-source capital losses (even though such Non-U.S. Holder is not considered a resident of the U.S.). If the Non-U.S. Holder is a corporate Non-U.S. Holder and is described in the first bullet above, it will be subject to tax on its gain under regular graduated U.S. federal income tax rates in the same manner as if it was a U.S. Holder and, in addition, may be subject to the branch profits tax on its effectively connected earnings and profits at a rate of 30% (or at such lower rate as may be specified by an applicable income tax treaty).

We believe we are not and do not anticipate becoming a “U.S. real property holding corporation” for U.S. federal income tax purposes.

Adjustments Under the Warrants

To the extent an adjustment to the exercise price at which the common stock may be purchased and/or the number of Warrants represented by each certificate is treated as a taxable distribution as described under “—U.S. Holders—Warrants—Adjustments Under the Warrants,” a Non-U.S. Holder will be subject to U.S. withholding tax at a rate of 30% of the gross amount of the deemed taxable distribution (even though no cash will be received), unless the Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable treaty and provides proper certification of its eligibility for such reduced rate.

To claim the benefit of an applicable treaty for taxable distributions, you will be required to complete IRS Form W-8BEN (or other applicable form) and certify under penalties of perjury that you are not a U.S. person and that you are entitled to the benefits of the applicable treaty.

Taxable distributions that are effectively connected with your conduct of a trade or business within the U.S. or, if certain tax treaties apply, are attributable to your U.S. permanent establishment, are generally not subject to withholding tax, but instead are subject to U.S. federal income tax on a net income basis in the same manner as if you were a U.S. resident. Special certification and disclosure requirements, including the completion of IRS Form W-8ECI (or any successor form), must be satisfied for effectively connected income to be exempt from withholding. If a Non-U.S. Holder is a foreign corporation, any such effectively connected distributions received by such Non-U.S. Holder may be subject to an additional branch profits tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty).

Special certification and other requirements apply to certain Non-U.S. Holders that are entities rather than individuals.

If you are eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If withholding tax applies, such tax may be set off against shares of our common stock to be delivered upon the exercise of warrants.

New Additional Withholding

Legislation commonly referred to as FATCA imposes additional withholding requirements on certain types of payments made to certain non-U.S. entities. These rules generally apply to payments of dividends made after June 30, 2014, and may apply to payments of gross disposition proceeds from the sale of certain securities after December 31, 2016. Under these rules, the failure to comply with certification, information reporting and other specified requirements (that are different from, and in addition to, the beneficial owner certification requirements described above) could result in a 30% withholding tax being imposed on payments of dividends on, and sales proceeds of, certain U.S. securities to certain Non-U.S. Holders. Under certain circumstances, a Non-U.S. Holder may be eligible for a refund or credit of such taxes. Prospective holders are encouraged to consult with their tax advisors regarding the possible implications of these rules and implementation of related Treasury Regulations on their investment in these securities.

U.S. Federal Estate Tax

Securities owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the U.S. at the time of death will be includible in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and therefore may be subject to U.S. federal estate tax.

Information Reporting and Backup Withholding

Under certain circumstances, Treasury Regulations require information reporting and backup withholding on certain payments on the Warrants.

U.S. backup withholding (currently at a rate of 28%) is imposed on certain payments to persons that fail to furnish the information required under the U.S. information reporting requirements. Payments treated as dividends for U.S. federal income tax purposes will generally be exempt from backup withholding, provided the holder meets applicable certification requirements, including in the case of a U.S. Holder, providing a taxpayer identification number, or in the case of a Non-U.S. Holder, providing a correct and properly executed IRS Form W-8BEN, or otherwise establishes an exemption. The applicable reporting agent must report annually to the IRS and to each holder the amount of dividends paid to that holder and the U.S. federal withholding tax (if any) withheld with respect to those dividends and other amounts, regardless of whether (in the case of a Non-U.S. Holder) withholding is reduced or eliminated by an applicable tax treaty, except in the case of a U.S. Holder that is an exempt recipient. Copies of these information reports may be made available under the provisions of an applicable treaty or other agreement to the tax authorities of the country in which a Non-U.S. Holder is a resident.

Under Treasury Regulations, payments of proceeds from the sale of the Warrants effected through a foreign office of a broker to its customer generally are not subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. federal income tax purposes, a foreign person 50% or more of whose gross income is effectively connected with a U.S. trade or business for a specified three-year period, or a foreign partnership with significant U.S. ownership or engaged in a U.S. trade or business, then information reporting (but not backup withholding) may be required, unless the broker has in its records documentary evidence that the beneficial owner of the payment is a Non-U.S. Holder or is otherwise entitled to an exemption (and the broker has no knowledge or reason to know to the contrary), and other applicable certification requirements are met. Information reporting and backup withholding generally will apply to payments of proceeds from the sale of our Warrants effected through a U.S. office of any U.S. or foreign broker, unless the beneficial owner, under penalties of perjury, certifies its status as a Non-U.S. Holder, or otherwise establishes an exemption. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid backup withholding.

Backup withholding is not an additional tax. Any amounts withheld from a payment to a holder under the backup withholding rules will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information or returns are timely furnished by the holder to the IRS.

SECURITIES ELIGIBLE FOR FUTURE SALE

In addition to the Warrants being offered pursuant to this prospectus supplement, certain of our stockholders may sell additional securities from time to time. See the section of this prospectus supplement entitled “Risk Factors—The sale or availability for sale of substantial amounts of our common stock could cause the price of our common stock and the Warrants to decline or impair our ability to raise capital.”

Rule 144

In general, under Rule 144 as in effect on the date of this prospectus supplement, a person who is not one of our “affiliates” (as that term is defined in Rule 144) at any time during the three months preceding a sale, and who has owned the securities proposed to be sold for at least six months, would be entitled to sell an unlimited number of such securities provided current public information about us is available. Such non-affiliate, after owning the securities proposed to be sold for at least one year, would be entitled to sell an unlimited number of such securities regardless of whether current public information about us is available.

In general, under Rule 144 as in effect on the date of this prospectus supplement, our affiliates who have owned the securities proposed to be sold for at least six months are entitled to sell within any three-month period a number of securities that does not exceed the greater of:

•	1% of the number of shares or other units of the class then outstanding; and

•	the average weekly trading volume in such securities on the NYSE during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

However, sales under Rule 144 by our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

UNDERWRITING

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriter, Deutsche Bank Securities Inc., has agreed to purchase from the selling securityholder, and the selling securityholder has agreed to sell to the underwriter, the number of Warrants indicated below:

Underwriter	Number of Warrants
Deutsche Bank Securities Inc.

Total

The underwriting agreement provides that the obligations of the underwriter to purchase the Warrants offered by this prospectus supplement and accompanying prospectus are subject to certain conditions precedent and that the underwriter will purchase all of the Warrants the selling securityholder determines to sell with its written acceptance of the clearing price described below, if any are purchased. The number of Warrants, if any, that the selling securityholder may determine to sell will depend, in part, upon the success of the auction. See “The Auction Process—The Auction Process—Pricing and Allocation.”

The underwriter plans to offer the Warrants for sale pursuant to the auction process described above under “The Auction Process.” Warrants sold by the underwriter to the public will be sold at the clearing price determined through that auction process. During the auction period, bids may be placed at either the minimum bid price of $3.50 per Warrant or at price increments of $0.05 in excess of the minimum bid price, up to the maximum bid price of $7.50 per Warrant. The offering of the Warrants by the underwriter is subject to receipt and acceptance of the Warrants from the selling securityholder and subject to the underwriter’s right to reject any order in whole or in part. As described under “The Auction Process,” the selling securityholder may decide not to sell any Warrants, regardless of the clearing price set in the auction process.

The following table shows the per Warrant and total public offering price, underwriting discounts and commissions to be paid by the selling securityholder, and proceeds before expenses to the selling securityholder.

	Per Warrant	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to the selling securityholder	$	$

We estimate that the total offering expenses payable by us for this offering will be approximately $1.1 million.

We and the underwriter have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

We have agreed that, without the prior written consent of the underwriter, we will not, during the period ending 30 days after the date of this prospectus supplement (the restricted period):

•

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock; or

•	enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of shares of common stock or such other securities,

whether any such transaction described above is to be settled by delivery of shares of common stock or such other securities, in cash or otherwise.

In addition, we have agreed that, without the prior written consent of the underwriter, we will not, during the restricted period, file with the SEC a registration statement under the Securities Act relating to any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock.

The selling securityholder has agreed that, without the prior written consent of the underwriter, it will not, during the restricted period:

•

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock (including without limitation, shares of common stock or any securities convertible into or exercisable or exchangeable for common stock which may be deemed to be beneficially owned by the selling securityholder in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant); or

•

enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of shares of common stock or such other securities convertible into or exercisable or exchangeable for shares of common stock, whether any such transaction described above is to be settled by delivery of shares of common stock or such other securities, in cash or otherwise.

In addition, the selling securityholder has agreed that, without the prior written consent of the underwriter, the selling stockholder will not, during the period ending 30 days after the date of this prospectus supplement, make any demand for or exercise any right with respect to the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for shares of common stock.

The restrictions on us and the selling securityholder described above are subject to certain limited exceptions and do not apply to the sale of Warrants to the underwriter.

With respect to us, the restrictions described above also do not apply to:

•

the issuance and/or sale of shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock or the grant of equity-based awards (including options, restricted stock awards, restricted stock units and/or salary stock units) pursuant to the terms of any agreement or pursuant to any employee stock option plan, employee stock incentive plan or employee stock ownership plan existing as of the date of this prospectus supplement or described in the documents incorporated by reference herein;

•

the issuance of shares of common stock upon the conversion, exercise, exchange or settlement of any securities that are convertible into, exercisable or exchangeable for, or which may be settled for shares of common stock (including Series B Preferred Stock, warrants (including the Warrants), options, restricted stock awards, restricted stock units and salary stock units) and that are outstanding as of the date of this prospectus supplement or are described herein or in the documents incorporated by reference herein;

•

the issuance of shares of common stock or any securities convertible into or exercisable or exchangeable for common stock in connection with transfers to dividend reinvestment plans or to employee benefit plans in effect as of the date of this prospectus supplement;

•	the issuance of shares of common stock to existing holders of such stock for purposes of effecting a stock dividend or stock split;

•

the issuance of shares of common stock or any securities convertible into or exercisable or exchangeable for common stock as consideration or partial consideration for any bona fide merger, acquisition, business combination or other strategic or commercial transaction or relationship; provided that the shares of common stock, options, warrants or other convertible or exchangeable securities relating to common stock so issued shall not have a fair market value (as reasonably determined by us after consultation with the underwriter) in an amount greater than $5.0 billion and provided that the recipient of any securities so issued shall execute a lock-up agreement containing substantially the same lock-up restrictions described above for the balance of the restricted period;

•	the filing of a registration statement on Form S-4 and/or Form S-8 (or any successor form) in connection with any of the foregoing exceptions; or

•

the filing of any prospectus supplement to the extent required by the exercise of a right by the UST pursuant to the October 15, 2009 Equity Registration Rights Agreement we entered into with the UST, Canada Holdings, the New VEBA, Motors Liquidation Company and a wholly-owned subsidiary of the Company.

With respect to the selling securityholder, the restrictions described above also do not apply to:

•

sales, transfers or other dispositions of shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock pursuant to sales plans pursuant to Rule 10b5-1;

•	transfers of common stock or any securities convertible into or exercisable or exchangeable for common stock as a bona fide gift or gifts;

•	distributions of common stock to members, limited partners, stockholders or creditors; or

•

transfers of common stock or any securities convertible into or exercisable or exchangeable for common stock to (i) us or (ii) a corporation, partnership, limited liability company or other entity that is a controlled or managed affiliate of the selling securityholder or controls or manages the selling securityholder or is under common control with the selling securityholder, provided that, in the case of any transfer or distribution pursuant to the second, third and fourth bullets above, each transferee shall sign and deliver a lock-up letter containing substantially the same lock-up restrictions described above for the balance of the restricted period.

The underwriter, in its sole discretion, may release the common stock and other securities in whole or in part at any time with or without notice.

Our common stock is listed on the NYSE under the trading symbol “GM” and on the Toronto Stock Exchange under the symbol “GMM.”

Prior to this offering, there has been no public market for the Warrants. We have applied to list the Warrants on the NYSE under the symbol “GM WS C.” Shares of our common stock issuable upon the exercise of the Warrants have been approved for listing on the NYSE. The underwriter may make a market in the Warrants after completion of this offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the Warrants or that an active public market for the Warrants will develop. If an active public trading market for the Warrants does not develop, the market price and liquidity of the Warrants may be adversely affected. The Warrants may trade at a discount from their public offering price, depending on the market price of our common stock, the market for similar securities, our performance and other factors.

In connection with this offering and any subsequent market—making activities, the underwriter may purchase and sell Warrants and our common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriter of a greater number of securities than they hold and must be closed out by purchasing those securities in the open market. Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriter for its own accounts, may have the effect of preventing or retarding a decline in the market price of the Warrants or our common stock, and may stabilize, maintain or otherwise affect the market price of the Warrants or our common stock. As a result, the price of the Warrants or our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

A prospectus supplement in electronic format may be made available on websites maintained by the underwriter, or one or more selling group members, if any, participating in this offering.

The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory, investment banking, commercial banking and other services for us and the selling securityholder for which they received or will receive compensatory fees and expense reimbursements. In addition, the underwriter or its affiliates are agents and/or lenders under our secured revolving credit facilities.

In the ordinary course of their various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Company. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

No action has been or will be taken by GM, the selling securityholder or the underwriter that would permit a public offering of the Warrants, or possession or distribution of this prospectus supplement or the accompanying prospectus or any other offering or publicity material relating to the Warrants, in any country or jurisdiction outside the United States where, or in any circumstances in which, action for that purpose is required. Accordingly, the Warrants offered hereby may not be offered or sold, directly or indirectly, and this prospectus supplement, the accompanying prospectus and any other offering or publicity material relating to the Warrants may not be distributed or published, in or from any country or jurisdiction outside the United States except under circumstances that will result in compliance with applicable laws and regulations.

Argentina

The issuer has not made, and will not make, any application to obtain an authorization from the Comisión Nacional de Valores (“CNV”) for the public offering of the securities in Argentina. The CNV has not approved the securities, the offering nor any document relating to the offering of the securities. The securities will not be offered or sold in Argentina, except in transactions that will not constitute a public offering of securities within the meaning of Section 16 of the Argentine Public Offering Law N° 17,811, as amended. Argentine insurance companies may not purchase the securities.

Australia

This document has not been lodged with the Australian Securities & Investments Commission and does not constitute an offer except to the following categories of exempt persons:

(i) “sophisticated investors” under Section 708(8)(a) or (b) of the Corporations Act 2001 (Cth) of Australia (“Corporations Act”);

(ii) “sophisticated investors” under Section 708(8)(c) or (d) of the Corporations Act who have provided an accountant’s certificate to GM which complies with the requirements of Section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before any offer has been made; and

(iii) “professional investors” within the meaning of Section 708(11)(a) or (b) of the Corporations Act.

By purchasing securities, you warrant and agree that:

(i) you are an exempt investor under one of the above categories; and

(ii) you will not offer any securities issued or sold to you pursuant to this document for sale in Australia within 12 months of those securities being issued or sold unless any such sale offer is exempt from the requirement to issue a disclosure document under Sections 708 or 708A of the Corporations Act.

Bahamas

The offer is not open to the public. The offering of each security directly or indirectly in or from within The Bahamas may only be made by an entity or person who is licensed as a Broker Dealer or securities investment advisor by the Securities Commission of The Bahamas. Persons deemed “resident” of The Bahamas pursuant to the Exchange Control Regulations, 1956 of The Bahamas must receive the prior approval of The Central Bank of The Bahamas before accepting an offer to purchase or purchasing the securities.

Bahrain

This offer is a private placement. It is not subject to regulations of the Central Bank of Bahrain that apply to public offerings of securities, and the extensive disclosure requirements and other protections that such regulations contain. This prospectus supplement and the accompanying prospectus are therefore intended only for “accredited investors.”

The securities of GM offered by way of this private placement may only be offered in minimum subscriptions of US$100,000 (or the equivalent in other currencies).

The Central Bank of Bahrain assumes no responsibility for the accuracy and completeness of the statements and information contained in this prospectus supplement and the accompanying prospectus and expressly disclaims any liability whatsoever for any loss or damage howsoever arising from reliance upon the whole or any part of the contents of this prospectus supplement and the accompanying prospectus.

The board of directors and the management of GM accept responsibility for the information contained in this prospectus supplement and the accompanying prospectus. To the best of the knowledge and belief of the board of directors and the management, who have taken all reasonable care to ensure that such is the case, the information contained in this prospectus supplement and the accompanying prospectus is in accordance with the facts and does not omit anything likely to affect the reliability of such information.

Brazil

For purposes of Brazilian law, this offer of securities is addressed to you personally, upon your request and for your sole benefit, and is not to be transmitted to anyone else, to be relied upon elsewhere or for any other purpose either quoted or referred to in any other public or private document or to be filed with anyone without our prior express and written consent.

Therefore, as this prospectus supplement and the accompanying prospectus do not constitute or form part of any public offering to sell or solicitation of a public offering to buy any shares or assets, THE SECURITIES OFFERED HEREBY HAVE NOT BEEN, AND WILL NOT BE, AND MAY NOT BE OFFERED FOR SALE OR SOLD IN BRAZIL EXCEPT IN CIRCUMSTANCES WHICH DO NOT CONSTITUTE A PUBLIC OFFERING OR DISTRIBUTION UNDER BRAZILIAN LAWS AND REGULATIONS. DOCUMENTS RELATING TO THE SECURITIES, AS WELL AS THE INFORMATION CONTAINED THEREIN, MAY NOT BE SUPPLIED TO THE PUBLIC IN BRAZIL OR USED IN CONNECTION WITH ANY OFFER FOR SUBSCRIPTION OR SALE OF SECURITIES TO THE PUBLIC IN BRAZIL.

British Virgin Islands

This prospectus supplement, the accompanying prospectus and the securities offered herein have not been, and will not be, recognized or registered under the laws and regulations of the British Virgin Islands (“BVI”). The securities may not be offered or sold in the BVI except in circumstances in which GM, this prospectus supplement, the accompanying prospectus and the securities do not require recognition by or registration with the authorities of the BVI. This prospectus supplement and the accompanying prospectus are not a solicitation or offer of interests to members of the public in the BVI.

Brunei

NOTICE TO RESIDENTS OF BRUNEI DARUSSALAM

This document and the securities described herein are not an offer to sell or a solicitation of an offer to buy and/or to subscribe for any securities to the public or any member of the public in Brunei Darussalam but for information purposes only and directed solely to such persons as the law in Brunei Darussalam would regard as a person whose ordinary business or part thereof is to buy or sell securities, whether as principal or agent. As such, this document and any other document, circular, notice or other material issued in connection therewith may not be distributed or redistributed to and may not be relied upon or used by the public or any member of the public in Brunei Darussalam. All offers, acceptances, subscriptions, sales, and allotments of the securities or any part thereof shall be made outside Brunei Darussalam. This document has not been registered as a prospectus with the Registrar of Companies under the Companies Act, Cap. 39 of Brunei Darussalam and the securities have not been approved by the Registrar of Companies or by any other government agency in Brunei Darussalam.

Cayman Islands

This is not an offer to the members of the public in the Cayman Islands to subscribe for securities, and applications originating from the Cayman Islands will only be accepted from sophisticated persons or high net worth persons, in each case within the meaning of the Cayman Islands Securities Investment Business Law (as amended).

Chile

Neither GM nor the securities are registered in the Securities Registry (Registro de Valores) or the Foreign Securities Registry (Registro de Valores Extranjeros) of the Chilean Securities and Insurance Commission (Superintendencia de Valores y Seguros de Chile) (“SVS”), or subject to the control and supervision of the SVS. This prospectus supplement, the accompanying prospectus and other offering materials relating to the offer of the securities do not constitute a public offer of, or an invitation to subscribe for or purchase, the securities in the Republic of Chile, other than to individually identified purchasers pursuant to a private offering within the meaning of Article 4 of the Chilean Securities Market Act (Ley de Mercado de Valores) (an offer that is not “addressed to the public at large or to a certain sector or specific group of the public”).

People’s Republic of China

This prospectus supplement and the accompanying prospectus may not be circulated or distributed in the People’s Republic of China (“China”) and the securities may not be offered or sold, and will not be offered or sold, to any person for re-offering or resale directly or indirectly to any resident of China except pursuant to applicable laws and regulations of China. For the purpose of this paragraph, China does not include Taiwan or the special administrative regions of Hong Kong and Macau.

Colombia

The securities of GM have not been and will not be registered on the Colombian National Registry of Securities and Issuers or in the Colombian Stock Exchange. Therefore, this prospectus supplement and the accompanying prospectus are not a public offering of securities, as these securities will not be publicly offered in Colombia. If you are interested in obtaining further information, please contact the underwriter. This material is for your sole and exclusive use as a specific person, including any of your shareholders, administrators or employees, as applicable. You acknowledge that Colombian laws and regulations (specifically foreign exchange and tax regulations) are applicable to any transaction or investment consummated pursuant hereto and represent that you are the sole liable party for full compliance with any such laws and regulations.

Denmark

This prospectus supplement and the accompanying prospectus do not constitute a prospectus under any Danish law and have not been filed with or been approved by the Danish Financial Supervisory Authority (Finanstilsynet) as this prospectus supplement and the accompanying prospectus have not been prepared in the context of either (i) a public offering of securities in Denmark within the meaning of the Danish Securities Trading Act or any Executive Orders issued pursuant thereto or (ii) an offering of a collective investment scheme comprised by the Danish Investment Associations etc. Act or any Executive Orders issued pursuant thereto. The offering of the securities will only be directed to investors in Denmark in accordance with the exemptions from the prospectus requirement set forth in Executive Order No. 222 of March 10, 2010 or in Executive Order No. 223 of March 10, 2010. This prospectus supplement and the accompanying prospectus may not be made available nor may the securities be marketed and/or offered for sale in Denmark other than in circumstances which are exempt from the prospectus requirement in Denmark.

Egypt

The securities may not be offered or sold in any form of general solicitation or general advertising or in a public offering in Egypt, unless the pre-approval of the Egyptian Financial Supervisory Authority (“EFSA”) has been obtained. Securities offered and sold in the offering may only be offered or sold in Egypt through a private placement to Egyptian QIBs or Professional High Net Worth Investors (each as defined below) whose ordinary activities involve them in acquiring, holding, managing or disposing of investments for the purposes of their business and only in accordance with applicable Egyptian law and regulations including the applicable provisions of the Capital Market Law (“CMA”) and the provisions of the CMA’s Directives No. 31 for the year 2002 concerning private placements.

Each purchaser of the securities offered in the private placement in Egypt will be deemed to have represented that it is either an Egyptian QIB or a Professional High Net Worth Investor within the meaning of the CMA and the CMA’s Directives No. 31 of the year 2002 concerning private placements.

An “Egyptian QIB” is an institutional investor having (i) a minimum asset book value of 20.0 million Egyptian Pounds (“EGP”); (ii) a minimum equity book value of EGP 10.0 million; (iii) a minimum investment in securities (excluding securities related to the offering) of EGP 5.0 million as of date of the placement; or (iv) a license to operate in the field of securities and permitted to acquire securities within its objects. In addition, an Egyptian QIB should also have at least five years experience in capital markets and stock exchanges locally and internationally.

A “Professional High Net Worth Investor” is an individual investor: (i) who owns assets with a minimum value of EGP 2.0 million; (ii) with a minimum annual income of EGP 500,000; (iii) with a minimum bank savings account balance of EGP 500,000; (iv) who, as of the placement date, holds securities in two joint stock companies (excluding the offering) with a minimum value of EGP 2.0 million; or (v) who has at least five years experience in capital markets and stock exchanges locally or internationally.

European Economic Area

In relation to each Member State of the European Economic Area (“EEA”) which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), an offer to the public of any securities which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus (the “Securities”) may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any Securities may be made at any time with effect from and including the Relevant Implementation Date under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)	to legal entities which are qualified investors as defined in the Prospectus Directive;

(b)	to fewer than 100, or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive subject to obtaining the prior consent of the underwriter for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of Securities shall require GM or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Securities to be offered so as to enable an investor to decide to purchase any Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State; the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State; and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

This EEA selling restriction is in addition to any other selling restrictions set out in this prospectus supplement and the accompanying prospectus.

France

This prospectus supplement and the accompanying prospectus have not been prepared in a context of a public offering of securities in France (offre au public) within the meaning of Article L. 411-1 of the French Code monétaire et financier and Articles 211-1 et seq. of the regulations of the French Autorité des marchés financiers (“AMF”) and have therefore not been filed for prior approval or submitted for clearance to the AMF.

The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France and neither this prospectus supplement and the accompanying prospectus nor any other offering material relating to the securities has been distributed or caused to be distributed nor may be distributed or caused to be distributed to the public in France, except only (i) to persons licensed to provide the investment service of portfolio management for the account of third parties and/or (ii) to “qualified investors” (as defined in Article L.411-2, D.411-1 to D.411-3 of the French Code monétaire et financier) acting for their own account and/or (iii) to a restricted circle of investors (as defined in Article L.411-2, D.411-4 of the French Code monétaire et financier) acting for their own account.

Such “qualified investors” are notified that they must act for their own account in accordance with the terms set out by Article L.411-2 of the French Code monétaire et financier and by Article 211-3 of the AMF regulations. The securities may not be re-transferred, directly or indirectly, in France, other than in compliance with applicable laws and regulations and in particular those relating to a public offering (i.e., Articles L.411-1, L.411-2, L.412-1 and L.621-8 et seq. of the French Code monétaire et financier).

Guernsey

The securities may only be offered or sold in or from within the Bailiwick of Guernsey either (i) by persons licensed to do so under the Protection of Investors (Bailiwick of Guernsey) Law, 1987 (as amended) (the “POI Law”); or (ii) to persons licensed under the POI Law, the Insurance Business (Bailiwick of Guernsey) Law, 2002, the Banking Supervision (Bailiwick of Guernsey) Law, 1994, or the Regulation of Fiduciaries, Administration Businesses and Company Directors, etc. (Bailiwick of Guernsey) Law, 2000.

Hong Kong

The securities may not be offered or sold by means of any document other than (i) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571 of Hong Kong) and any rules made thereunder; or (ii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32 of Hong Kong) or which do not constitute an offer to the public within the meaning of the Ordinance; and no advertisement, invitation or document relating to the securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the securities which are, or are intended to be, disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance and any rules made thereunder.

WARNING

The contents of this prospectus supplement and the accompanying prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus supplement and the accompanying prospectus, you should obtain independent professional advice.

Hungary

Pursuant to Section 19 of Act CXX of 2001 on the capital markets, this document was prepared in connection with a private placement in Hungary.

India

This document is for information purposes only and does not constitute an offer or invitation for any investment or subscription for securities in India. Any person who is in possession of this document is hereby notified that no action has been or will be taken that would allow an offering of the securities in India and neither this document nor any offering material relating to the securities has been and/or will be registered as a prospectus or a statement in lieu of prospectus with any registrar of companies in India or the Securities and Exchange Board of India for prior review or approval. This document has not been and will not be reviewed or approved by any regulatory authority in India, including the Securities and Exchange Board of India, any registrar of companies in India or any stock exchange in India. Other than in compliance with the private placement exemptions under applicable laws and regulations in India, including the Companies Act, 1956, as amended, the securities have not been, and will not be, offered or sold to the public or any member of the public in India. This document is strictly personal to the recipient and neither this document nor the offering of the securities is calculated to result, directly or indirectly, in the securities becoming available for subscription or purchase by persons other than those receiving the invitation or offer. Accordingly, the securities may not be offered, sold, transferred or delivered and neither this document nor any offering material relating to the securities may be distributed or made available (in whole or in part) in India, directly or indirectly in connection with any offer or invitation for any investment or subscription for the securities in India.

Ireland

The securities may not be issued, placed, offered or sold in Ireland, and no other action may be taken in relation to the securities, except, to the extent applicable, in compliance with:

(i) the EU Directive 2003/6/EC on insider dealing and market manipulation;

(ii) the provisions of (A) the Investor Compensation Act, 1998 including, without limitation, Section 21 thereof; (B) the Irish Investment Intermediaries Act, 1995 (as amended) and any codes of conduct, other requirements and guidance issued in connection therewith; and (C) the European Communities (Markets in Financial Instruments) Regulations, 2007 (S.I. 60 of 2007) (as amended) including, without limitation, Parts 6, 7 and 12 thereof and any codes of conduct, other requirements and guidance issued in connection therewith (as each of the foregoing may be amended, supplemented, varied and/or replaced from time to time); and

(iii) the provisions of the Central Bank Acts 1942-2010 and any codes of conduct made under Section 117(1) of the Central Bank Act, 1989 (as amended).

NOTICE TO INVESTORS IN IRELAND

This prospectus supplement and the accompanying prospectus do not comprise a prospectus for the purposes of Article 5(4) of Directive 2003/71/EC, the Investment Funds, Companies and Miscellaneous Provisions Act 2005 of Ireland, the Prospectus (Directive 2003\71\EC) Regulations 2005 of Ireland or the Prospectus Handbook issued by the Central Bank of Ireland (in each case as amended, supplemented, varied and/ or replaced from time to time). Neither this document nor any other offering or marketing material relating to the offering of the securities have been prepared in accordance with Directive 2003/71/EC on prospectuses or any measures made under that directive or the laws of Ireland implementing that directive or of any EU Member State or EEA treaty adherent state that implements that directive or those measures.

This prospectus supplement and the accompanying prospectus are only being made available to certain prospective investors in Ireland (“Prospective Irish Investors”) on the understanding that any written or oral information contained herein or otherwise made available to them will be kept strictly confidential. The opportunity described in this prospectus supplement and the accompanying prospectus is personal to the addressees in Ireland. This prospectus supplement and the accompanying prospectus must not be copied, reproduced, redistributed or passed by any Prospective Irish Investor to any other person or published in whole or in part for any purpose without the consent of the underwriter. By accepting this prospectus supplement and the accompanying prospectus, Prospective Irish Investors are deemed to undertake and warrant to the underwriter and GM that they will keep this prospectus supplement and the accompanying prospectus confidential.

Prospective Irish Investors are recommended to seek their own independent financial advice in relation to the opportunity described in this document from their own suitably qualified stockbroker, bank manager, solicitor, accountant or other independent financial advisor who is duly authorized or exempted under the Investments Intermediaries Act 1995 of Ireland (as amended) and/or the European Communities (Markets in Financial Instruments) Regulations 2007 of Ireland as appropriate.

Nothing herein shall constitute, or is intended to constitute, or shall be treated as constituting or shall be deemed to constitute, any offer or sale of the securities or other securities to the public in Ireland or the marketing of a collective investment scheme or any other form of offer, sale, marketing, advertising or provision of facilities for the participation by the public, as beneficiaries, in profits or income arising from the acquisition, holding, management or disposal of securities or any other property whatsoever, otherwise than in accordance with Irish Prospectus Law (as defined in the Investment Funds, Companies and Miscellaneous Provisions Act, 2005 of Ireland), the Central Bank Acts, 1942-2010, the Unit Trusts Act, 1990 (as amended), the European Communities (Markets in Financial Instruments) Regulations, 2007 (S.I. No. 60 of 2007) (as amended), the Investment Intermediaries Act, 1995 (as amended) and any regulations made thereunder and any codes of conduct, guidance and any other requirements issued in connection therewith (as each of the foregoing may be amended, supplemented, varied and/or replaced from time to time) (“Irish Securities Laws”).

Neither this document nor any other offering or marketing material relating to the offering of the securities have been approved by the Central Bank of Ireland or any other authority or exchange in Ireland and therefore may not contain all the information required where a document is prepared pursuant to Irish Securities Laws. An investment in the securities may not provide a level of investor protection equivalent to schemes authorized under Irish Securities Laws and subject to Irish regulations and conditions.

An investment in any securities does not have the status of a bank deposit and is not within the scope of the Deposit Protection Scheme operated by the Central Bank of Ireland nor any other Irish government guarantee scheme and GM would not be regulated by the Central Bank of Ireland arising from the issue of any securities.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement and the accompanying prospectus are being distributed only to, and are directed only at, investors listed in the first addendum (the “Addendum”) to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters purchasing for their own account, venture capital funds, and entities with shareholders’ equity in excess of 250 million Israeli new sheqels, each as defined in the Addendum (as it may be amended from time to time, collectively referred to as “institutional investors”). Institutional investors may be required to submit written confirmation that they fall within the scope of the Addendum. In addition, we may distribute and direct this prospectus supplement and the accompanying prospectus in Israel, at our sole discretion, to certain other exempt investors or to investors who do not qualify as institutional or exempt investors, provided that the number of such non-qualified investors in Israel shall be no greater than 35 in any 12-month period.

Italy

The offering of the securities has not been registered with the Commissione Nazionale per le Società e la Borsa (“CONSOB”), in accordance with Italian securities legislation. Accordingly, the securities may not be offered, and copies of this prospectus supplement, the accompanying prospectus or any other document relating to the securities may not be distributed in the Republic of Italy (“Italy”) except to “qualified investors”, as defined in Article 34-ter, subsection 1, paragraph b) of CONSOB Regulation No. 11971 of May 14, 1999, as amended (the “Issuers’ Regulation”), or in any other circumstance where an express exemption to comply with public offering restrictions provided by Legislative Decree No. 58 of February 24, 1998, as amended (the “Consolidated Financial Act”) or Issuers’ Regulation applies, including those provided for under Article 100 of the Consolidated Financial Act and Article 34-ter of the Issuers’ Regulation, and provided, however, that any such offer or sale of the securities or distribution of copies of this prospectus supplement, the accompanying prospectus or any other document relating to the securities in Italy must (i) be made in accordance with all applicable Italian laws and regulations, (ii) be conducted in accordance with any relevant limitations or procedural requirements that CONSOB, the Bank of Italy or other Italian authorities may impose upon the offer or sale of the securities, and (iii) be made only by (a) banks, investment firms or financial intermediaries allowed to engage in the placement and/or underwriting of financial instruments in Italy in accordance with Legislative Decree No. 385 of September 1, 1993, as amended (the “Italian Banking Act”), the Consolidated Financial Act and the relevant implementing regulations; or (b) foreign banks or financial institutions (the controlling shareholding of which is owned by one or more banks located in the same EU Member State) authorized to place and distribute securities in Italy pursuant to Articles 15, 16 and 18 of the Italian Banking Act, in each case acting in compliance with all applicable laws and regulations.

Article 100-bis of the Consolidated Financial Act affects the transferability of the securities in Italy to the extent that any placement of the securities is made solely with “qualified investors” and such securities are then systematically resold to non-qualified investors on the secondary market at any time in the 12 months following such placement. Should this occur without a prospectus, and outside of the application of one of the exemptions referred to above, retail purchasers of securities may have their purchase declared void and claim damages from any intermediary which sold them the securities.

Japan

The securities to be offered in this offering have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (the “Financial Instruments and Exchange Act”), and the underwriter has agreed that it will not offer or sell any of the securities to be offered in this offering, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan.

Jersey

Nothing in this prospectus supplement and the accompanying prospectus, nor anything communicated to holders or potential holders of securities by GM or the underwriter is intended to constitute or should be construed as advice on the merits of the purchase of or subscription for the securities or the exercise of any rights attached thereto for the purposes of the Financial Services (Jersey) Law 1998, as amended.

Jordan

The securities have not been presented to, or approved by, the Jordanian Securities Commission or the Board for Regulating Transactions in Foreign Exchanges. The underwriter has confirmed that it will not offer the securities to potential investors in Jordan (i) except pursuant to a prospectus that is filed and approved by the Jordanian Securities Commission and (ii) by persons licensed to do so pursuant to the Jordanian Securities Law and the Law Regulating Trading in Foreign Exchanges, or exemptions from such filing and licenses apply or have been obtained.

Kuwait

The securities have not been licensed for offering in Kuwait by the Ministry of Commerce and Industry or the Central Bank of Kuwait or any other relevant Kuwaiti government agency. The offering of the securities in Kuwait on any basis is, therefore, subject to restrictions in accordance with Decree Law No. 31 of 1990, as amended, and Ministerial Order No. 113 of 1992, as amended.

Mexico

The securities described in this prospectus supplement and the accompanying prospectus are not being offered, sold or traded in Mexico pursuant to, and do not constitute, an oferta pública (public offering) in accordance with the Ley del Mercado de Valores, as amended (Mexican Securities Market Law, or “LMV”), or Disposiciones de carácter general aplicables a las emisoras de valores y a otros participantes del mercado de valores (the general rules, regulations and other general provisions issued by the Comisión Nacional Bancaria y de Valores (Mexican Banking and Securities Commission, or “CNBV”), or “General Issuer’s Rules”), nor is the offering contemplated hereby being authorized by the CNBV; therefore, any such securities may not be offered or sold publicly, or otherwise be the subject of brokerage activities, in Mexico, except pursuant to a private placement exemption or other exemptions set forth in the Mexican Securities Market Law. As such, this offering can be made to any person in Mexico so long as the offering is conducted on a direct and personal basis and it complies, among other requirements as set forth under the LMV and the General Issuer’s Rules, with the following:

(i) it is made to persons who are inversionistas institucionales (institutional investors) within the meaning of Article 2, Roman numeral XVII, of the LMV and regarded as such pursuant to the laws of Mexico, or inversionistas calificados (qualified investors) within the meaning of Article 2, Roman numeral XVI, of the LMV, and have the income, assets or qualitative characteristics provided for under Article 1, Roman numeral XIII of the General Issuer’s Rules, which require maintenance, in average over the past year, of investments in securities (within the meaning of the LMV) for an amount equal or greater than 1,500,000 Unidades de Inversión (Investment Units or “UDIs”), or in each of the last 2 years had a gross annual income equal to or greater than 500,000 UDIs; or

(ii) it is made to persons who are stockholders of companies which fulfill their corporate purpose exclusively or substantially with such securities (e.g., investment companies authorized to invest in such securities); or

(iii) it is made pursuant to a plan or applicable program for employees or groups of employees of GM or affiliates of GM; or

(iv) it is made to less than 100 persons, to the extent such persons do not qualify under (i), (ii) or (iii) above.

In identifying proposed purchasers for the securities in Mexico, the underwriter will only contact persons or entities whom it reasonably believes are within one of the four categories described in the immediately preceding paragraph in items (i) through (iv). The underwriter may further require you to expressly reiterate that you fall into one of the above mentioned categories, that you further understand that the private offering of securities has less documentary and information requirements than public offerings do, and to waive the right to claim on any lacking thereof.

This prospectus supplement and the accompanying prospectus may not be publicly distributed in Mexico, whether through mass media to indeterminate subjects or otherwise, and they are not intended to serve as an application for the registration of the securities before the CNBV or listing of the securities before the Bolsa Mexicana de Valores, S.A.B. de C.V. (Mexican Stock Exchange, or “BMV”), nor as a prospectus in connection with a public offering in Mexico. This prospectus supplement and the accompanying prospectus are solely our responsibility and have not been reviewed or authorized by the CNBV. The CNBV has not assessed or passed on the investment quality of the securities, our solvency, liquidity or credit quality or the accuracy or completeness of the information provided in this prospectus supplement or the accompanying prospectus. In making an investment decision, all investors, including any Mexican investors who may acquire securities from time to time, must rely on their own review and examination of our company. The acquisition of the securities by an investor who is a resident of Mexico will be made under its own responsibility.

Monaco

The securities may not be offered or sold, directly or indirectly, to the public in Monaco other than by a Monaco duly authorized intermediary acting as a professional institutional investor which has such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in the securities. Consequently, this prospectus supplement and the accompanying prospectus may only be communicated to banks duly licensed by the Autorité de Contrôle Prudentiel and by the Ministère d’Etat and/or to portfolio management companies duly licensed by the Commission de Contrôle des Activités Financières by virtue of Laws n° 1.144 of July 26, 1991 and Law 1.338 of September 7, 2007.

The investors are perfectly fluent in English and waive the possibility of receiving a French version of this document.

Les investisseurs reconnaissent être à même de prendre connaissance en langue anglaise de ce document et d’en comprendre le contenu, et renoncent expressément à sa traduction en langue française.

Netherlands

In the Netherlands, the securities may not, directly or indirectly, be offered or acquired in the Netherlands and this prospectus supplement and the accompanying prospectus may not be circulated, as part of an initial distribution or any time thereafter, other than to individuals or (legal) entities who or that qualify as “qualified investors” (gekwalificeerde beleggers) within the meaning of Article 1:1 of the Dutch Financial Supervision Act (Wet op het financieel toezicht) as amended from time to time.

Oman

The information contained in this prospectus supplement and the accompanying prospectus neither constitutes a public offer of securities in the Sultanate of Oman as contemplated by the Commercial Companies Law of Oman (Royal Decree 4/74) or the Capital Market Law of Oman (Royal Decree 80/98), nor does it constitute an offer to sell, or the solicitation of any offer to buy Non-Omani securities in the Sultanate of Oman as contemplated by Article 139 of the Executive Regulations of the Capital Market Law (issued by Capital Market Authority Decision No. 1/2009).

The recipient of this prospectus supplement and the accompanying prospectus in Oman represents that it is a financial institution and is a financially solvent, experienced investor (as described in Article 139 of the Executive Regulations of the Capital Market Law) and that its officers/employees have such experience in business and financial matters that they are capable of evaluating the merits and risks of investments.

This prospectus supplement and the accompanying prospectus have been sent at the request of the investor in Oman, and by receiving this prospectus supplement and the accompanying prospectus, the person or entity to whom they have been issued and sent understands, acknowledges and agrees that this prospectus supplement and the accompanying prospectus have not been approved by the Capital Market Authority (“CMA”) or any other regulatory body or authority in Oman, nor has any authorization, license or approval been received from the CMA or any other regulatory authority in Oman, to market, offer, sell, or distribute the securities within Oman.

The distributor of this prospectus supplement and the accompanying prospectus is neither a company licensed by the CMA to provide investment advisory, brokerage, or portfolio management services in Oman, nor a bank licensed by the Central Bank of Oman to provide investment banking services in Oman. The distributor of this prospectus supplement and the accompanying prospectus does not advise persons or entities resident or based in Oman as to the appropriateness of investing in or purchasing or selling securities or other financial products.

Nothing contained in this prospectus supplement and the accompanying prospectus is intended to constitute Omani investment, legal, tax, accounting or other professional advice. This prospectus supplement and the accompanying prospectus are for your information only, and nothing herein is intended to endorse or recommend a particular course of action. You should consult with an appropriate professional for specific advice on the basis of your situation.

Any recipient of this prospectus supplement and the accompanying prospectus and any purchaser of the securities pursuant to this prospectus supplement and the accompanying prospectus shall not market, distribute, resell, or offer to resell the securities within Oman without complying with the requirements of applicable Omani law, nor copy or otherwise distribute this prospectus supplement or the accompanying prospectus to others.

Portugal

This prospectus supplement and the accompanying prospectus do not constitute an offer or an invitation by or on behalf of GM to subscribe or purchase any securities. This prospectus supplement and the accompanying prospectus may not be used for or in connection with any offer to, or solicitation by, anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such offer or solicitation. The distribution of this prospectus supplement and the accompanying prospectus and the marketing of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and accompanying prospectus comes are required to inform themselves about and to observe any such restrictions.

No action has been taken or will be taken by GM that would permit a public offering of securities, or the circulation or distribution of this prospectus supplement and the accompanying prospectus or any material in relation to GM or the securities, in any country or jurisdiction where action for that purpose is required.

Prospective investors should understand the risks of investing in the securities before they make their investment decision. They should make their own independent decision to invest in the securities and as to whether an investment in such securities are appropriate or proper for them based upon their own judgment and upon advice from such advisors as they consider necessary.

This offer is addressed only to institutional investors, as so qualified pursuant to the Portuguese Securities Code (Decree-Law 486/99, dated November 13, 2000, as amended) and pre-determined investors, and does not qualify as a public offer. The offer has not been and will not be registered with the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários).

Qatar

In the State of Qatar, the offer of the securities is made on an exclusive basis to the specifically intended recipient thereof, upon that person’s request and initiative, for personal use only and will not be provided, offered, sold or delivered, at any time, directly or indirectly in the State of Qatar to any other person. This offer shall in no way be construed as a general public offer for the sale of securities to the public or an attempt to do business as a bank, an investment company or otherwise in the State of Qatar. This prospectus supplement, the accompanying prospectus and the securities have not been registered with, approved or licensed by the Qatar Central Bank or the Qatar Financial Markets Authority or any other regulator in the State of Qatar and may not be publicly distributed. The information contained in this prospectus supplement and the accompanying prospectus is for the recipient only and may not be shared with any third party in Qatar. They are not for general circulation in the State of Qatar, and any distribution or reproduction of this prospectus supplement or the accompanying prospectus by the recipient to third parties in Qatar is not permitted and shall be at the liability of such recipient.

Russia

Information contained in this prospectus supplement and the accompanying prospectus is not an offer of, or an invitation to make offers of, to sell, to purchase, to exchange or to transfer any securities in Russia or to or for the benefit of any Russian person, and does not constitute an advertisement, or offering of any securities in Russia. The securities have not been and will not be registered in Russia and are not intended for “offering,” “placement” or “circulation” in Russia unless and to the extent permitted under Russian law. The securities will not be offered, transferred or sold as part of their initial distribution or at any time thereafter to or for the benefit of any persons (including legal entities) resident, incorporated, established or having their usual residence in the Russian Federation or to any person located within the territory of the Russian Federation unless and to the extent otherwise permitted under Russian law.

Saudi Arabia

This document (this prospectus supplement and the accompanying prospectus) may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority.

The Capital Market Authority does not make any representation as to the accuracy or completeness of this document, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorized financial advisor.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material used in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments, and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 except: (1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; or (4) as specified in Section 276(7) of the SFA.

South Korea

The securities may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in South Korea or to any resident of South Korea except pursuant to the applicable laws and regulations of South Korea, including the Financial Investment Services and Capital Markets Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The securities have not been registered with the Financial Services Commission of South Korea for public offering in South Korea. Furthermore, the securities may not be re-sold to South Korean residents unless the purchaser of the securities complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with their purchase.

Switzerland

This prospectus supplement and the accompanying prospectus may be communicated in Switzerland to a small number of selected investors only. Each copy of this prospectus supplement and the accompanying prospectus is addressed to a specifically named recipient and may not be copied, reproduced, distributed or passed on to third parties. The securities may not be publicly offered in Switzerland and will not be listed on the Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus have been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the offering, GM or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

Taiwan

Securities cannot be offered, distributed, sold or resold to the public in Taiwan unless prior approval from, or effective registration with, the Republic of China government authorities has been obtained pursuant to the applicable laws or a private placement exemption is available under the applicable securities laws.

United Arab Emirates

UAE. The offering contemplated hereunder has not been approved or licensed by the Central Bank of the United Arab Emirates (“UAE”), the Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority (“DFSA”), a regulatory authority of the Dubai International Financial Centre (“DIFC”). This offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No. 8 of 1984 (as amended), DFSA Offered Securities Rules and NASDAQ Dubai Listing Rules, or otherwise. The securities may not be offered to the public in the UAE and/or any of the free zones. The securities may be offered and issued only to a limited number of investors in the UAE or any of its free zones who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned.

Dubai International Financial Centre.    This document relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This document is intended for distribution only to Persons of a type specified in those rules. It must not be delivered to, or relied on by, any other Person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.

United Kingdom

This communication is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement and the accompanying prospectus or any of their contents.

The underwriter has represented, warranted and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”) received by it in connection with the issue or sale of securities which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus (the “Securities”) in circumstances in which Section 21(1) of the FSMA does not apply to GM; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

The validity of the Warrants offered hereby and the underlying shares of our common stock will be passed upon for us by Robert C. Shrosbree, Esq., Executive Director, Legal, Corporate & Securities, GM Legal Staff, and certain other legal matters related to our Warrants will be passed upon for us by Jenner & Block LLP. Certain legal matters will be passed upon for the underwriter by Davis Polk & Wardwell LLP. Davis Polk & Wardwell LLP acts as counsel to the Executive Compensation Committee of our Board of Directors and has acted as our counsel, and as counsel for certain of our subsidiaries, in various matters. Certain legal matters will be passed upon for the selling securityholder by Milbank, Tweed, Hadley & McCloy LLP.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of General Motors Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the financial statements and includes explanatory paragraphs relating to the adoption of amendments to accounting standards and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents and reports listed below and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act) (other than filings or portions of filings that are furnished under applicable SEC rules rather than filed) until the date of completion of this offering:

GM SEC Filings (File No. 001-34960)	Period
Annual Report on Form 10-K	Year ended December 31, 2012 (filed with the SEC on February 15, 2013)

Quarterly Report on Form 10-Q	Quarter ended March 31, 2013 (filed with the SEC on May 2, 2013) (as amended by Amendment No. 1 to such Quarterly Report on Form 10-Q (filed with the SEC on May 9, 2013)) and Quarter ended June 30, 2013 (filed with the SEC on July 25, 2013)

Current Reports on Form 8-K	Dates filed: January 4, 2013, February 1, 2013, February 6, 2013, February 15, 2013, March 4, 2013, April 3, 2013, May 3, 2013, June 5, 2013, June 11, 2013 (2 filings), July 3, 2013 and August 2, 2013

The description of the common stock set forth in our registration statement on Form 8-A filed November 10, 2010.

You may request a copy of the documents incorporated by reference into this prospectus supplement, except exhibits to such documents unless those exhibits are specifically incorporated by reference in such documents, at no cost, by writing or telephoning the office of Thomas S. Timko, Vice President, Controller and Chief Accounting Officer, at the following address and telephone number:

General Motors Company

300 Renaissance Center

Detroit, Michigan 48265-3000

(313) 556-5000

You may also find additional information about us, including the documents mentioned above, on our website at http://www.gm.com. Our website and the information included in, or linked to on, our website are not part of this prospectus supplement. We have included our website address in this prospectus supplement solely as a textual reference.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an internet site at www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically, including GM. We are not incorporating the contents of the SEC website into this prospectus supplement. Reports and other information can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, where our common stock is listed.

PROSPECTUS

Common Stock

Warrants

Selling securityholders to be named in a prospectus supplement may offer and sell shares of our common stock, par value $0.01 per share, and warrants to purchase shares of our common stock (together, the securities) from time to time in amounts, at prices and on terms that will be determined at the time of the offering.

Each time securities are offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering. The prospectus supplement may also add to, update or change the information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the terms of the offering.

Our common stock is listed on the New York Stock Exchange under the symbol “GM” and on the Toronto Stock Exchange under the symbol “GMM”.

You should carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of the securities.

Investment in any of the securities involves risk. See “Risk Factors” beginning on page 2 of this prospectus, in our periodic reports filed from time to time with the Securities and Exchange Commission and in the accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 26, 2013.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (SEC) utilizing a “shelf” registration process. Under this shelf process, selling securityholders may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities selling securityholders may offer. Each time selling securityholders sell securities pursuant to the registration statement of which this prospectus forms a part, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change the information contained in this prospectus. You should carefully read this prospectus and the accompanying prospectus supplement, along with all of the information incorporated by reference herein and therein, before making an investment decision.

In this prospectus, unless the context indicates otherwise, for the periods on or subsequent to July 10, 2009, references to “we,” “our,” “us,” “ourselves,” the “Company,” “General Motors,” or “GM” refer to General Motors Company and, where appropriate, its subsidiaries. General Motors Company is the successor entity solely for accounting and financial reporting purposes to General Motors Corporation, which is sometimes referred to in this prospectus, for the periods on or before July 9, 2009, as “Old GM.” On July 10, 2009, Old GM changed its name to Motors Liquidation Company, which is sometimes referred to in this prospectus for periods on or after July 10, 2009 as “MLC”. On December 15, 2011, MLC was dissolved and transferred its remaining assets and liabilities to the Motors Liquidation Company GUC Trust.

Neither we nor any selling securityholder has authorized anyone to provide any information other than that contained in this prospectus, in any prospectus supplement or in any free writing prospectus prepared by or on behalf of us to which we have referred you. Neither we nor any selling securityholder take responsibility for, and neither we nor any selling securityholder provide any assurance as to the reliability of, any other information that others may give you. We have not, and no selling securityholder has, authorized any other person to provide you with different information. We are not, and no selling securityholder is, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, in the accompanying prospectus supplement, in any document incorporated by reference herein or therein, and in any free writing prospectus prepared by or on behalf of us to which we have referred you is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since that date.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents and reports listed below and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act) (other than filings or portions of filings that are furnished under applicable SEC rules rather than filed) until the date of completion of this offering:

GM SEC Filings (File No. 001-34960)	Period
Annual Report on Form 10-K	Year ended December 31, 2012 (filed with the SEC on February 15, 2013)
Current Reports on Form 8-K	Dates filed: January 4, 2013, February 1, 2013, February 6, 2013, February 15, 2013, March 4, 2013 and April 3, 2013
The description of the common stock set forth in our registration statement on Form 8-A filed November 10, 2010.

You may request a copy of the documents incorporated by reference into this prospectus, except exhibits to such documents unless those exhibits are specifically incorporated by reference in such documents, at no cost, by writing or telephoning the office of Thomas S. Timko, Vice President, Controller and Chief Accounting Officer, at the following address and telephone number:

General Motors Company

300 Renaissance Center

Detroit, Michigan 48265-3000

(313) 556-5000

You may also find additional information about us, including the documents mentioned above, on our website at http://www.gm.com. Our website and the information included in, or linked to on, our website are not part of this prospectus. We have included our website address in this prospectus solely as a textual reference.

RISK FACTORS

Investment in any of the securities involves risk. In addition to all of the other information contained or incorporated by reference into this prospectus and the accompanying prospectus supplement, you should carefully consider the risk factors incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2012, as updated by our subsequent filings under the Exchange Act, including Forms 10-Q and 8-K, and the risk factors contained or incorporated by reference in the accompanying prospectus supplement before acquiring any of the securities.

GENERAL MOTORS COMPANY

General Motors Company commenced operations on July 10, 2009 when we, through certain of our subsidiaries, completed the acquisition of substantially all of the assets and assumption of certain liabilities of Old GM through a sale by Old GM under Chapter 11 of the U.S. Bankruptcy Code (the 363 Sale). By commencing operations following the 363 Sale, we were able to take advantage of a competitive labor agreement with our unions, a restructured dealer network and a reduced and refocused brand strategy in the U.S. focused on four brands.

We design, build and sell cars, trucks and automobile parts worldwide. We also provide automotive financing services through General Motors Financial Company, Inc. (GM Financial).

Our automotive operations meet the demands of our customers through our four automotive segments: GM North America (GMNA), GM Europe (GME), GM International Operations (GMIO) and GM South America (GMSA). We also conduct automotive financing through our automotive financing segment, GM Financial.

Our principal executive offices are located at 300 Renaissance Center, Detroit, Michigan 48265-3000, and our telephone number is (313) 556-5000. Our website is www.gm.com. Our website and the information included in, or linked to on, our website are not part of this prospectus. We have included our website address in this prospectus solely as a textual reference.

USE OF PROCEEDS

We will not receive any proceeds from sales of the securities by selling securityholders. However, we will receive proceeds if any holder of a warrant exercises its warrant and pays the exercise price in cash. We will use the proceeds received from the exercise of warrants, if any, for general corporate purposes, including working capital.

FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement may include or incorporate by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act), and Section 21E of the Exchange Act. Our use of the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “seeks,” “intends,” “evaluates,” “pursues,” “anticipates,” “continues,” “designs,” “impacts,” “forecasts,” “target,” “outlook,” “initiative,” “objective,” “designed,” “priorities,” “goal” or the negative of those words or other similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. All statements included or incorporated by reference in this prospectus and any accompanying prospectus supplement, and in related comments by our management, other than statements of historical facts, including without limitation, statements about future events or financial performance, are forward-looking statements that involve certain risks and uncertainties.

These statements are based on certain assumptions and analyses made in light of our experience and perception of historical trends, current conditions and expected future developments as well as other factors that we believe are appropriate in the circumstances. While these statements represent our judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results. Whether actual future results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the risks and uncertainties discussed in this prospectus, any prospectus supplement and the documents incorporated by reference under the captions “Risk Factors” and “Forward-Looking Statements” and elsewhere in those documents.

Consequently, all of the forward-looking statements made in this prospectus and any prospectus supplement, as well as all of the forward-looking statements incorporated by reference to our filings under the Exchange Act, are qualified by these cautionary statements and there can be no assurance that the actual results or developments that we anticipate will be realized or, even if realized, that they will have the expected consequences to or effects on us and our subsidiaries or our businesses or operations. We caution investors not to place undue reliance on forward-looking statements. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other such factors that affect the subject of these statements, except where we are expressly required to do so by law.

OVERVIEW OF OUR CAPITAL STOCK

The following description of the material provisions of our capital stock is based upon our certificate of incorporation, as amended (Certificate of Incorporation), our bylaws, as amended (Bylaws), the respective warrant agreements for each of our outstanding warrants, the certificate of designations for each of our Series A Fixed Rate Cumulative Perpetual Preferred Stock (Series A Preferred Stock) and Series B Mandatory Convertible Junior Preferred Stock (Series B Preferred Stock), and applicable provisions of law, in each case as currently in effect as of the date of this prospectus, and is qualified in its entirety by reference to the provisions of those documents.

Certain provisions of the General Corporation Law of the State of Delaware (the DGCL), our Certificate of Incorporation, and our Bylaws summarized in the following paragraphs may have an anti-takeover effect. This may delay, defer, or prevent a tender offer or takeover attempt that a stockholder might consider in its best interests.

Common Stock

As of April 22, 2013, 1,374,635,994 shares of our common stock were issued and outstanding. The general terms of our common stock are described below within the section of this prospectus entitled “Description of Our Common Stock.”

Series A Preferred Stock

The certificate of designations for the Series A Preferred Stock authorizes 360,000,000 shares of Series A Preferred Stock, approximately 276 million of which were outstanding as of April 22, 2013. There are no mandatory redemption, mandatory repurchase or sinking fund provisions applicable to our Series A Preferred Stock.

Holders of Series A Preferred Stock are entitled to receive, on each share, if, as and when declared by General Motor’s board of directors (Board of Directors), cumulative cash dividends with respect to each quarterly dividend payment at a rate of 9.0% per annum on the liquidation amount of $25.00 per share and the amount of accrued and unpaid dividends for any prior dividend period, if any. Unless all accrued and unpaid dividends on the Series A Preferred Stock are paid in full, no dividends or distributions may be paid on our common stock, the Series B Preferred Stock or any other class or series of our stock, and no shares of common stock, the Series B Preferred Stock or any other class or series of our stock may be repurchased or redeemed by us (subject to certain exceptions that are specified in the certificate of designations for the Series A Preferred Stock).

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, a holder of the Series A Preferred Stock will be entitled to be paid, before any distribution or payment may be made to any holders of our common stock, Series B Preferred Stock or any other class or series of our stock: (1) the liquidation amount of $25.00 per share; and (2) the amount of any accrued and unpaid dividends, if any, whether or not declared, prior to such distribution or payment date.

We may not redeem the Series A Preferred Stock prior to December 31, 2014. On or after December 31, 2014, we (at our option) may redeem, in whole or in part, at any time and from time to time, the Series A Preferred Stock at a redemption price per share equal to the $25.00 per share liquidation amount plus any accrued and unpaid dividends.

The holders of the Series A Preferred Stock do not have voting rights, except with respect to certain fundamental changes in the terms of the Series A Preferred Stock, in the case of certain dividend arrearages and except as specifically required under Delaware law.

Shares of the Series A Preferred Stock are not convertible into or exchangeable for any other securities.

Series B Preferred Stock

The certificate of designations for the Series B Preferred Stock authorizes 100,000,000 shares of Series B Preferred Stock, approximately100 million of which were outstanding as of April 22, 2013. There are no mandatory redemption, mandatory repurchase or sinking fund provisions applicable to our Series B Preferred Stock.

Holders of Series B Preferred Stock are entitled to receive if, as and when declared by the Board of Directors cumulative dividends at a rate of 4.75% per annum on the liquidation amount of $50.00 per share. Dividends will accumulate from November 23, 2010 and will be payable in cash or, subject to certain limitations, in common stock or in any combination of cash and common stock on each dividend payment date, as determined by the Board of Directors in its sole discretion. Dividends that are declared will be payable on March 1, June 1, September 1 and December 1 of each year to holders of record on the immediately preceding February 15, May 15, August 15 and November 15.

At any time prior to December 1, 2013, holders of Series B Preferred Stock may elect to convert all or part of their shares of Series B Preferred Stock into common stock at the minimum conversion rate of 1.2626 shares of common stock per share of Series B Preferred Stock, subject to anti-dilution adjustments. On December 1, 2013, each share of Series B Preferred Stock will automatically convert, unless previously converted, into a number of shares of common stock. The conversion rate on December 1, 2013 for each share of Series B Preferred Stock will be between 1.2626 and 1.5152 shares of common stock, depending on the applicable market value of our common stock, subject to anti-dilution adjustments. The conversion rate on December 1, 2013 will be adjusted so that holders receive an additional number of shares of common stock in respect of accumulated and unpaid dividends that have not been declared prior to that date.

The Series B Preferred Stock (1) will rank senior with respect to dividend rights and rights upon our liquidation, winding-up or dissolution to our common stock and to each other class of capital stock or series of preferred stock issued in the future, unless the terms of that stock provide that it ranks senior to, or on a parity with, the Series B Preferred Stock, (2) will rank on a parity with respect to dividend rights and rights upon our liquidation, winding-up or dissolution with any class of capital stock or series of preferred stock issued in the future that provides that such stock will rank on a parity with the Series B Preferred Stock and (3) will rank junior with respect to dividend rights and rights upon our liquidation, winding-up or dissolution to our Series A Preferred Stock and to each class of capital stock or series of preferred stock issued in the future that provides that such stock will rank senior to the Series B Preferred Stock. The Series B Preferred Stock will also rank junior to all of our existing and future debt obligations.

The holders of the Series B Preferred Stock do not have voting rights, except with respect to certain fundamental changes in the terms of the Series B Preferred Stock, in the case of certain dividend arrearages and except as specifically required under Delaware law.

Warrants

During 2009, we issued three sets of warrants:

•

A set of warrants to acquire 45,454,545 shares of common stock that are exercisable at any time prior to 5:00 p.m. New York City time, on December 31, 2015 at an exercise price of $42.31 per share and that, as of the date of this prospectus, are not listed on any securities exchange;

•

A set of warrants to acquire 136,363,635 shares of common stock that are exercisable at any time prior to 5:00 p.m. New York City time, on July 10, 2016 at an exercise price of $10.00 per share and that are listed on the New York Stock Exchange under the symbol “GM.WS.A”; and

•

A set of warrants to acquire 136,363,635 shares of common stock that are exercisable at any time prior to 5:00 p.m. New York City time, on July 10, 2019 at an exercise price of $18.33 per share and that are listed on the New York Stock Exchange under the symbol “GM.WS.B”.

As of April 22, 2013 there were a total of approximately 312 million warrants outstanding among these three sets. The number of each of the warrants and the per share exercise price thereof are subject to adjustment as a result of certain events, including stock splits, reverse stock splits and stock dividends.

Certain Provisions of Our Certificate of Incorporation and Bylaws

Amendments to Our Certificate of Incorporation

Under the DGCL, the affirmative vote of a majority of the outstanding shares entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon is required to amend a corporation’s certificate of incorporation. Under the DGCL, the holders of the outstanding shares of a class of our capital stock shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would:

•	increase or decrease the aggregate number of authorized shares of such class;

•	increase or decrease the par value of the shares of such class; or

•	alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely.

If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class of our capital stock so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for the purposes of this provision.

Transfer Restrictions

Our Certificate of Incorporation restricts certain transfers of certain “corporation securities” to reduce the risk that we would experience any “ownership change” (as defined in Section 382 of the Internal Revenue Code of 1986, as amended (IRC)) that could limit our ability to utilize our net operating loss carryovers and other tax benefits. “Corporation securities” include, among other things, shares of our common stock, warrants to purchase our common stock and shares of our Series B Preferred Stock. These restrictions are intended to protect against a limitation on our ability to use net operating loss carryovers and other tax benefits by preventing any direct or indirect transfer of “corporation securities” if the effect of the transfer would be to:

•

increase the direct or indirect “percentage stock ownership” (as defined in our Certificate of Incorporation) by any person or group of persons from less than 4.9% of the value of all such securities of the Company to 4.9% or more; or

•

increase the direct or indirect “percentage stock ownership” of a person or group of persons having or deemed to have a “percentage stock ownership” of 4.9% or more of the value of all such securities of the Company.

Generally, the above restrictions are imposed only with respect to the number of shares of “corporation securities” purportedly transferred in excess of the threshold. These transfer restrictions will not apply, however, in the case of a transfer that:

•	is authorized by our Board of Directors prior to the consummation of the transfer (or, in the case of an involuntary transfer, as soon as practicable after the transaction is consummated);

•

is pursuant to any transaction, including a merger or consolidation, in which all holders of “corporation securities” receive, or are offered the same opportunity to receive, cash or other consideration, and as a result of which the acquiror will own at least a majority of the outstanding shares of our common stock;

•	is a transfer to an underwriter for distribution in a public offering (provided that transfers by such underwriter to purchasers in such offering remain subject to these transfer restrictions); or

•	does not result in an aggregate owner shift of more than 40% for purposes of Section 382 of the IRC.

Further, the restrictions on transfer will not apply to:

•	outstanding shares of our Series A Preferred Stock;

•

any transfer by MLC (or any trust created pursuant to a bankruptcy plan of reorganization of MLC or any other person distributing “corporation securities” pursuant to such a plan) to or for the benefit of (i) creditors of MLC, (ii) beneficiaries of any trust created pursuant to a bankruptcy plan of reorganization of MLC or (iii) MLC (or any other trust created pursuant to a bankruptcy plan of reorganization of MLC or any other person distributing “corporation securities” pursuant to such a plan);

•	any transfer by any person distributing “corporation securities” pursuant to a bankruptcy plan of reorganization of MLC; and

•	any acquisition of “corporation securities” directly from us, whether by way of the exercise of a warrant or otherwise.

Our Board of Directors may impose, in connection with authorizing any proposed transaction restricted by our Certificate of Incorporation, any conditions that it deems reasonable and appropriate and may require affidavits, representations or opinions of counsel from the party who requests such authorization. Persons making such requests are generally required to reimburse us for all reasonable out-of-pocket costs and expenses incurred in determining whether to authorize the proposed transfer.

Any attempted transfer that would violate these restrictions will be void as of the date of the purported transfer (i.e., void ab initio), and the purported transferee will not be recognized as the owner of the shares purported to have been transferred, including for purposes of voting and receiving dividends or other distributions. The purported transferor will remain the owner of such transferred shares and the purported transferee will be required to turn over the transferred shares, together with any distributions received by the purported transferee with respect to the transferred shares, to our agent, who will attempt to sell such shares in arm’s-length transactions that do not violate the restrictions and then distribute the proceeds in a specified manner.

A legend referring to these restrictions will be placed on each certificate representing shares of “corporation securities” issued prior to the expiration of the restrictions. In the case of uncertificated “corporation securities,” a notation referring to these restrictions will appear on all trade confirmations issued prior to the expiration of the restrictions.

These restrictions expire on the earliest of:

•	the close of business on December 31, 2013, subject to extension as noted below;

•

the repeal of Section 382 of the IRC or any other change in law, if our Board of Directors determines that the restrictions are no longer necessary for the preservation of our net operating loss carryovers and other tax benefits;

•	the beginning of a taxable year for which our Board of Directors determines that none of our net operating loss carryovers and other tax benefits may be carried forward; and

•	such earlier date as our Board of Directors determines for the restrictions to terminate.

The December 31, 2013 expiration date may be extended for two additional one-year terms if our Board of Directors determines that the extension of the restrictions is reasonably necessary to preserve our net operating loss carryovers and other tax benefits and is in the best interests of the Company and our stockholders.

Vacancies in our Board of Directors

Our Bylaws provide that, subject to limitations, any vacancy occurring in our Board of Directors for any reason may be filled by a majority of the remaining members of our Board of Directors then in office, even if they do not constitute a quorum. Each director so elected shall hold office for a term expiring at the same time as the terms of the directors serving at the time he joins the Board of Directors. Each such director shall hold office until his or her successor is elected and qualified, unless he or she dies, resigns or otherwise leaves the Board of Directors before then.

Special Meetings of Stockholders

Under our Bylaws, special meetings of stockholders may be called at any time by the chairman of the Board of Directors or by a majority of the members of the Board of Directors. Our Bylaws further provide that the Board of Directors shall call a special meeting upon the written request of the record holders of at least 25% of the voting power of the outstanding shares of all classes of stock entitled to vote at such a meeting, subject to requirements and limitations set forth in our Bylaws.

Under the DGCL, written notice of any special meeting must be given not less than 10 nor more than 60 days before the date of the special meeting to each stockholder entitled to vote at such meeting.

Requirements for Notice of Stockholder Director Nominations and Stockholder Business

Nominations for the election of directors may be made by the Board of Directors in accordance with the stockholders agreement we entered into with three of our stockholders – the United States Department of Treasury, Canada GEN Investment Corporation, and the UAW Retiree Medical Benefits Trust – or by any stockholder entitled to vote for the election of directors who complies with the applicable notice requirements.

If a stockholder wishes to bring any business before an annual or special meeting or nominate a person for election to our Board of Directors, our Bylaws contain certain procedures that must be followed for the advance timing required for delivery of stockholder notice of such business and the information that such notice must contain. The information that may be required in a stockholder notice includes general information regarding the stockholder, a description of the proposed business and, with respect to nominations for the Board of Directors, certain specified information regarding the nominee(s). In addition to the information required in a stockholder notice described above, our Bylaws require under certain circumstances a representation that the stockholder is a holder of our voting stock and intends to appear in person or by proxy at the meeting to make the nomination or bring up the matter specified in the notice and a representation as to whether the stockholder intends to deliver a proxy statement and/or otherwise to solicit proxies from stockholders in support of such proposal or nomination. For the timing of the stockholder notice, our Bylaws require that the notice must be received by our secretary:

•	in the case of an annual meeting, not more than 180 days and not less than 120 days in advance of the annual meeting; and

•	in the case of a special meeting, not more than 15 days after the day on which notice of the special meeting is first mailed to stockholders.

Stockholder Action by Written Consent without a Meeting

Our Certificate of Incorporation provides that no action that is required or permitted to be taken by our stockholders at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting except where such consent is signed by the holders of all shares of stock of the Company then outstanding and entitled to vote. Our Bylaws also contain notice and procedural requirements applicable to persons seeking to have the stockholders authorize or take corporate action by written consent without a meeting.

Certain Anti-Takeover Effects of Delaware Law

We are subject to Section 203 of the DGCL. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in various business combination transactions with any interested stockholder for a period of three years following the time that such person became an interested stockholder, unless:

•

the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the Board of Directors prior to the date the interested stockholder obtained such status;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•

at or subsequent to such time the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include mergers, asset sales, and other transactions resulting in financial benefit to an “interested stockholder.” In general, an “interested stockholder” is a person who owns (or is an affiliate or associate of the corporation and, within the prior three years, did own) 15% or more of a corporation’s voting stock.

However, the restrictions contained in Section 203 will not apply if the business combination is with an interested stockholder who became an interested stockholder before the time that we had a class of voting stock that is either listed on a national securities exchange or held of record by more than 2,000 stockholders.

DESCRIPTION OF OUR COMMON STOCK

Our only class of common stock is our common stock, par value $0.01 per share. Our Certificate of Incorporation currently authorizes our Board of Directors to issue 5,000,000,000 shares of common stock. As of April 22, 2013, 1,374,635,994 shares of our common stock were issued and outstanding. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of common stock are fully paid and non-assessable.

Dividends

The DGCL and our Certificate of Incorporation do not require our Board of Directors to declare dividends on our common stock. The declaration of any dividend on our common stock is a matter to be acted upon by our Board of Directors in its sole discretion. Our payment of dividends on our common stock in the future will be determined by our Board of Directors in its sole discretion and will depend on business conditions, our financial condition, earnings and liquidity, and other factors.

The DGCL restricts the power of our Board of Directors to declare and pay dividends on our common stock. The amounts which may be declared and paid by our Board of Directors as dividends on our common stock are subject to the amount legally available for the payment of dividends on our common stock by us under the DGCL. In particular, under the DGCL, we can only pay dividends to the extent that we have surplus—the extent by which the fair market value of our net assets exceeds the amount of our capital—or to the extent of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. In addition, dividends on our common stock are subject to any preferential rights on any outstanding series of preferred stock authorized for issuance by our Board of Directors in accordance with our Certificate of Incorporation.

Voting Rights

Our Certificate of Incorporation provides that, except as may otherwise be provided in a certificate of designations relating to any outstanding series of preferred stock or by applicable law, the holders of shares of common stock shall be entitled to one vote for each such share upon each matter presented to the stockholders and the common stock shall have the exclusive right to vote for the election of directors and for all other purposes. Our common stockholders do not possess cumulative voting rights.

Under our Bylaws, in uncontested elections of directors, those nominees receiving the affirmative vote of a majority of the votes cast with respect to that director’s election at a meeting at which a quorum is present shall be elected. A majority of votes cast means that the number of votes for a nominee must exceed 50% of the votes cast with respect to the election of that nominee (excluding any abstentions). In certain contested elections, the nominees who receive a plurality of votes cast with respect to the election of directors at a meeting at which a quorum is present shall be elected. Under our Bylaws, any other corporate action put to a stockholder vote shall be decided by the vote of the holders of a majority of the voting power of the shares of stock entitled to vote thereon present in person or by proxy at the meeting, unless otherwise provided by applicable law.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of the Company, the holders of our common stock would be entitled to receive, after payment or provision for payment of all our debts and liabilities, all of our assets available for distribution. Holders of our preferred stock, if any such shares are then outstanding, may have a priority over the holders of common stock in the event of any liquidation or dissolution.

Transfer Restrictions

As described in the section of this prospectus entitled “Overview of Our Capital Stock—Certain Provisions of Our Certificate of Incorporation and Bylaws—Transfer Restrictions” above, certain transfer restrictions apply to shares of our common stock.

Transfer Agent and Registrar

Computershare Trust Company, N.A. is the transfer agent and registrar for our common stock.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “GM” and on the Toronto Stock Exchange under the symbol “GMM”.

DESCRIPTION OF THE WARRANTS

The terms of any warrants to purchase shares of our common stock to be sold by selling securityholders and a description of the material provisions of any applicable warrant agreement relating to such warrants will be set forth in an applicable prospectus supplement.

PLAN OF DISTRIBUTION

We are registering the securities to permit the resale of the securities by selling securityholders from time to time after the date of this prospectus. Selling securityholders may sell all or a portion of the securities from time to time directly or through one or more underwriters, broker-dealers or agents. If the securities are sold through underwriters or broker-dealers, such selling securityholders will be responsible for underwriting discounts or commissions or agents’ commissions. The securities may be sold in one or more transactions at fixed prices, prevailing market prices determined at the time of the sale, varying prices determined at the time of sale or negotiated prices. These sales may be effected:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	in underwritten transactions through an underwriter;

•	in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	in block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	in purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	in privately negotiated transactions;

•	in sales pursuant to Rule 144 under the Securities Act;

•	where broker-dealers may agree with selling securityholders to sell a specified number of shares at a stipulated price per share;

•	through any other method permitted pursuant to applicable law; and

•	through any combination of any such methods of sale.

If a selling securityholder effects such transactions by selling shares of our common stock or warrants to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from such selling securityholder or commissions from purchasers of the securities for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

In connection with sales of our common stock or warrants or otherwise, selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the securities in the course of hedging the positions they assume.

Selling securityholders and any broker-dealer participating in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions paid to, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the securities is made, a prospectus supplement may be distributed setting forth the aggregate amount of the securities being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from selling securityholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

There can be no assurance that any selling securityholder will sell any or all of the shares of our common stock or warrants registered pursuant to the registration statement of which this prospectus forms a part.

Selling securityholders and any other person participating in such distribution may be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the securities by selling securityholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the securities. All of the foregoing may affect the marketability of the shares of common stock and warrants and the ability of any person or entity to engage in market-making activities with respect to such securities.

Once sold under the registration statement of which this prospectus forms a part, the securities sold thereunder will be freely tradable in the hands of persons other than our affiliates.

Direct Sales

Selling securityholders may directly solicit offers to purchase securities. In this case, no underwriters or agents would be involved.

General Information

To the extent required to supplement the information contained in this prospectus, the place and time of delivery for the securities described in this prospectus may be set forth in an applicable prospectus supplement.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

In connection with the sale of the securities, certain underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, underwriters may overallot an offering, creating a short position. In addition, underwriters may bid for, and purchase, the securities in the open market to cover short positions or to stabilize the price of the securities. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Underwriters will not be required to engage in these activities and may end any of these activities at any time.

LEGAL MATTERS

Unless otherwise specified in the accompanying prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Robert C. Shrosbree, Esq., Executive Director, Legal, Corporate  & Securities, GM Legal Staff.

EXPERTS

The financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of General Motors Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the financial statements and includes explanatory paragraphs relating to the adoption of amendments to accounting standards and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an internet site at www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically, including GM. We are not incorporating the contents of the SEC website into this prospectus. Reports and other information can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, where our common stock is listed.

45,454,545 Warrants expiring December 31, 2015

Each to Purchase One Share of Common Stock